ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2006 Annual General Meeting of Shareholders

and

Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2006

To our Shareholders:

The annual general meeting of shareholders (the ‘‘Shareholders’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) will be held at The Fairmont Southampton Hotel, 101 South Shore Road, Southampton, Bermuda on May 25, 2006 at 12:00 p.m. Bermuda time (the ‘‘Annual General Meeting’’) for the following purposes:

1.	To re-elect Messrs. Paul Myners, Julian Cusack and Dr. Norman Rosenthal as Class II directors of the Company;

2.	To appoint KPMG Audit Plc, London, England, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm;

3.	To amend the Bye-Laws of the Company to require directors who are 70 years of age or older to stand for re-election each year, rather than the current three-year term applicable to all directors;

4.	To approve a stock option plan for the non-employee directors of the Company;

5.	To act on various matters concerning the Company's non-U.S. subsidiaries; and

6.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the financial statements of the Company for the year ended December 31, 2005 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company's Bye-Laws.

The close of business on March 28, 2006 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Aspen Insurance Holdings Limited, c/o Mellon Investor Services, attn: Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986, in the accompanying envelope, which does not require postage if mailed in the United States. Shareholders who appear on the Company's register may also vote their ordinary shares by telephone or over the Internet. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their ordinary shares in a brokerage account or through a nominee will also likely have the added flexibility of directing the voting of their ordinary shares by telephone or over the Internet.

By Order of the Board of Directors,

Heather Kitson Secretary

Hamilton, Bermuda
April 17, 2006

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 25, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the ‘‘Board’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) to be voted at our annual general meeting of shareholders (the ‘‘Shareholders’’) to be held at The Fairmont Southampton Hotel, 101 South Shore Road, Southampton, Bermuda on May 25, 2006 at 12:00 p.m. Bermuda time, or at such other meeting upon any postponement or adjournment thereof (the ‘‘Annual General Meeting’’). This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about April 17, 2006.

As of March 28, 2006, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 95,250,401 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the ‘‘ordinary shares’’), issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote on each matter to be voted upon by the Shareholders at the Annual General Meeting for each share held. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the ‘‘Code’’)) whose ‘‘controlled shares’’ (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder's ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder's voting rights are to be adjusted pursuant to the Company's Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information. ‘‘Controlled shares’’ will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power, since there does not appear to be any Tentative 9.5% U.S. Shareholder (as defined in our Bye-Laws). Therefore, every Shareholder will be entitled to one vote per each matter to be voted upon for each ordinary share held by such Shareholder.

The Company's Bye-Law 84 provides that, if the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside the United States of America (each, a ‘‘Non-U.S. Subsidiary’’), the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll and seek authority from the Shareholders in a general meeting of the Company for the Company's corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary. The Board shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by the Non-U.S. Subsidiary.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.	To vote FOR the re-election Messrs. Paul Myners, Julian Cusack and Dr. Norman Rosenthal as Class II directors of the Company;

2.	To vote FOR the appointment of KPMG Audit Plc as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006 and to authorize the Board through the Audit Committee (the ‘‘Audit Committee’’) to set the remuneration for the independent registered public accounting firm;

3.	To vote FOR the amendment to the Bye-Laws of the Company to require directors who are 70 years of age or older to stand for re-election each year, rather than the current three-year term applicable to all directors;

4.	To vote FOR the 2006 Stock Option Plan for Non-Employee Directors of the Company (the ‘‘2006 Stock Option Plan’’);

5.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Limited (‘‘Aspen Re’’), an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote:

(a)	for the election of Messrs. Paul Myners, Christopher O'Kane, Ian Campbell, Ian Cormack, Marek Gumienny, Richard Keeling, David May, Ms. Sarah Davies and Ms. Heidi Hutter as company directors to the board of directors of Aspen Re;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen Re's articles of association, the directors of Aspen Re are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Re resolution ultimately conferring such authority (the ‘‘Aspen Re Resolution’’) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Re at the date of the Aspen Re Resolution;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Re at the date of the Aspen Re Resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Re may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen Re for the fiscal year ending December 31, 2006, to hold office from the conclusion of Aspen Re's annual general meeting to the conclusion of the next annual general meeting of Aspen Re and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm;

6.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Services Limited (‘‘Aspen Services’’), an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote:

(a)	for the election of Messrs. Christopher O'Kane, Julian Cusack, Ian Campbell, David May and Ms. Sarah Davies as company directors to the board of directors of Aspen Services;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen Services' articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Services resolution ultimately conferring such authority (the ‘‘Aspen Services Resolution’’) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services Resolution;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen Services for the fiscal year ending December 31, 2006, to hold office from the conclusion of Aspen Services' annual general meeting to the conclusion of the next annual general meeting of Aspen Services and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm;

7.	To vote FOR the resolutions proposed by the Company in respect of Aspen (UK) Holdings Limited (‘‘Aspen (UK) Holdings’’), a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote:

(a)	for the election of Messrs. Christopher O'Kane, Julian Cusack, Ian Campbell and Ms. Sarah Davies as company directors to the board of directors of Aspen (UK) Holdings;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen (UK) Holdings' articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at that date;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2006, to hold office from the conclusion of Aspen (UK) Holdings' annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm;

8.	To vote FOR the resolutions proposed by the Company in respect of AIUK Trustees Limited (‘‘AIUK Trustees’’), an indirect wholly-owned company which administers Aspen Re’s pension, organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote:

(a)	for the election of Messrs. Ian Campbell, David Curtin, David May, Robert Mankiewitz and Christopher Woodman as company directors to the board of directors of AIUK Trustees;

(b)	that:

i)	in place of the authority given in Article 3(d) of AIUK Trustees' articles of association, the directors of AIUK Trustees are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of AIUK Trustees at that date;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of AIUK Trustees at the date of the resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of AIUK Trustees may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority;

(c)	for the re-appointment of KPMG Audit Plc as the auditor of AIUK Trustees for the fiscal year ending December 31, 2006, to hold office from the conclusion of AIUK Trustees' annual general meeting to the conclusion of the next annual general meeting of AIUK Trustees and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm; and

(d)	for the amendment and replacement of AIUK Trustees' articles of association with immediate effect by deleting the same in their entirety and replacing them with AIUK Trustees new articles of association set out in Appendix II;

9.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance Limited (‘‘Aspen Bermuda’’), a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company's representatives or proxies to vote FOR:

(a)	the election of Messrs. Christopher O'Kane, Julian Cusack, James Few, David Skinner, Ms. Sarah Davies and Ms. Kate Vacher as company directors for election to the board of directors of Aspen Bermuda for 2006 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2006 and to fix the remuneration of such directors; and

(b)	the appointment of KPMG as the auditor of Aspen Bermuda for the fiscal year ended December 31, 2006 and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Aspen Re, Aspen Services, Aspen (UK) Holdings and AIUK Trustees are collectively referred to as the ‘‘UK Subsidiaries’’ and Aspen Bermuda, together with the UK Subsidiaries are collectively referred to as the ‘‘Subsidiaries’’.

At the Annual General Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Except for Proposal 17, which will be decided by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67), the remaining proposals will be decided by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Companies Act 1981 of Bermuda and Bye-Law 140 of the Company, the Company's financial statements for the year ended December 31, 2005 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in ‘‘street name’’ by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

Because the Company is currently a foreign private issuer, to the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the ‘‘NYSE’’) that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon any of the proposals. Any ‘‘broker non-votes’’ and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Annual General Meeting. Generally, ‘‘broker non-votes’’ occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Shareholders who are represented may adjourn the Annual General Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Mellon Investor Services LLC to be our proxy solicitation agent. For these services, we will pay Mellon Investor Services LLC a fee of approximately $8,500, plus expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Pursuant to provisions that were in our Bye-Laws and a shareholders' agreement by and among us and certain shareholders prior to our initial public offering in 2003, certain of our shareholders then had the right to appoint or nominate and remove directors to serve on our Board. Mr. Melwani was appointed, and Dr. Rosenthal was nominated, as directors by The Blackstone Group ("Blackstone"). Mr. Cormack was appointed director by Candover Partners Limited ("Candover"). Mr. Avery was appointed director by Wellington Underwriting plc ("Wellington"). Mr. Salame was nominated director by Credit Suisse First Boston Private Equity, Inc. ("CSFB Private Equity"). After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our Bye-Laws or otherwise.

Our Bye-Laws provide for a classified Board, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors were re-elected at our last annual general meeting in 2005 to serve until our 2008 annual general meeting of shareholders, our incumbent Class II Directors are scheduled to serve until our 2006 annual general meeting of shareholders and our incumbent Class III Directors are scheduled to serve until our 2007 annual general meeting of shareholders.

As of April 1, 2006, we had the following directors on our Board:

Name	Age	Position	Director Since
Class I Directors:
Christopher O'Kane	51	Chief Executive Officer of the Company and Aspen Re and Chairman of Aspen Bermuda	2002
Heidi Hutter (1)(2)(5)	48	Director	2002
David Kelso (1)(3)(5)	53	Director	2005

Class II Directors:
Paul Myners (3)(4)	58	Chairman of the Company and Aspen Re	2002
Julian Cusack (3)(5)	55	Chief Financial Officer of the Company and Chief Executive Officer of Aspen Bermuda	2002
Norman L. Rosenthal (1)(4)	54	Director	2002

Class III Directors:
Julian Avery (2)(4)	60	Director	2003
Ian Cormack (1)	58	Director	2003
Prakash Melwani (2)(3)(4)	47	Director	2003
Kamil M. Salame (2)(3)(5)	37	Director	2002

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Investment Committee

(4)	Member of the Corporate Governance and Nominating Committee

(5)	Member of the Risk Committee

Paul Myners. Mr. Myners has been our Chairman and a director since June 21, 2002. He is also currently the Chairman of Aspen Re, a position he has held since June 2002, of the Guardian Media Group, a position held since March 2000 and of Marks and Spencer, a position held since May 2004. Mr. Myners is a non-executive director of the Bank of England and The Bank of New York. He has recently joined the Investment Committee of the Government of Singapore Investment Corporation. He completed a review of Institutional Investment for Her Majesty's Treasury in 2001 and was a member of the Financial Reporting Council, the body responsible for overseeing the process for setting U.K. accounting standards. From August 1, 1987 until November 2001, he held the position of Chairman of Gartmore Investment Management and previously served as an executive director of National Westminster Bank, Coutts & Co., and as an independent director of the Investment Management Regulatory Organization, the Lloyd's Market Board, Celltech Group, the Scottish National Trust, PowerGen plc and Orange plc.

Christopher O'Kane. Mr. O'Kane has been our Chief Executive Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen Re and Chairman of Aspen Bermuda. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O'Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd's Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O'Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O'Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O'Kane has over twenty-five years of experience in the insurance industry, beginning his career as a Lloyd's broker.

Julian Cusack, Ph.D. Mr. Cusack has been our Chief Financial Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen Bermuda since 2002. From

2002 until March 31, 2004, he was also Finance Director of Aspen Re. Mr. Cusack previously worked with Wellington where he was Managing Director of WUAL from 1992 to 1996, and in 1994 joined the board of directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington from 1996 to 2002.

Julian Avery. Mr. Avery has been a director since April 9, 2003. He served as Chief Executive Officer of Wellington since 2000 until September 20, 2004 and remained an employee until September 2005. Prior to becoming Chief Executive Officer, Mr. Avery had been Managing Director of Wellington since 1996. He was also a director of WUAL since 1996 and its Chairman since 2001. He is also non-executive Chairman of Equity Insurance Group (formerly known as Cox Insurance Holdings) and some of its affiliates. Mr. Avery is also a solicitor and served on the Council of Lloyd's from December 2000 until February 2005. He was Deputy Chairman of the Lloyd's Market Association Services Limited. He is a non-executive director of Warner Estate Holdings plc and chairman of Invesco Perpetual Aim VCT PLC. Until November 2005, he was also a non-executive director of East Surrey Holdings plc.

Ian Cormack. Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen Re since 2003. Mr. Cormack is a Senior Partner in Cormack Tansey Partners, a strategic consulting firm that he established in 2002. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.'s insurance financial services and asset management in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack is also a director on the boards of Pearl Assurance Group Ltd., Pearl Assurance, London Life Assurance, National Provident Assurance and Klipmart Corp. Mr. Cormack is also a non-executive chairman of Aberdeen Growth Opportunities Venture Capital Trust 2 plc. He also serves as a member of Millennium Associates AG's Global Advisory Board and Chairman of Entertaining Finance Ltd. and previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, and a Member of the Board of Clearstream (Luxembourg). He was previously a non-executive director of MphasiS BFL Ltd. (India). He was a member of the U.K. Chancellor's City Advisory Panel from 1993 to 1998.

Heidi Hutter. Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen Re since June 2002. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Managing General Partner of Black Diamond Capital Partners since 2005. Ms. Hutter has over twenty-five years of experience in property/casualty reinsurance. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd's of London, which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. Ms. Hutter also serves as a director of Aquila, Inc. and Talbot Underwriting Ltd. and its corporate affiliates.

David Kelso. Mr. Kelso has been a director since May 26, 2005. He was a founder, in 2003, of Kelso Advisory Services and currently serves as its senior financial advisor. From 2001 to 2003, Mr. Kelso was an Executive Vice President of Aetna, Inc. From 1996 to 2001, he was the Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. From 1992 to 1996, he first served as the Executive Vice President and Chief Financial Officer and later served as the Executive Vice President, Retail and Small Business Banking, of First Commerce Corporation. From 1982 to 1992, he was a Partner and the Head of North American Banking Practice of Gemini Consulting Group.

Prakash Melwani. Mr. Melwani has been a director since July 21, 2003. In May 2003, Mr. Melwani joined Blackstone as a Senior Managing Director in its Private Equity Group. He is also a member of the firm's Private Equity Investment Committee. Prior to joining Blackstone, Mr. Melwani was a founder, in 1988, of Vestar Capital Partners and served as its Chief Investment Officer. Prior to that, Mr. Melwani was with the management buyout group at The First Boston Corporation and with N.M. Rothschild & Sons in Hong Kong and London. Mr. Melwani is also a member of the board of directors of Kosmos Energy.

Norman L. Rosenthal, Ph.D. Dr. Rosenthal has been a director since June 21, 2002. He is also currently President of Norman L. Rosenthal & Associates, Inc., a management consulting firm which specializes in the property casualty insurance industry. Previously, Dr. Rosenthal was a managing director and senior equity research analyst at Morgan Stanley & Co. following the property casualty insurance industry. He joined Morgan Stanley's equity research department covering the insurance sector in 1981 and remained there until 1996. Dr. Rosenthal also currently serves on the board of directors of The Plymouth Rock Company, Alliant Resources, Securis Investment Partners & Funds, Palisades Safety and Insurance Management Corporation and the High Point Safety and Insurance Management Company. Dr. Rosenthal previously served on the board of directors of Mutual Risk Management Ltd. from 1997 to 2002, and Vesta Insurance Group from 1996 to 1999.

Kamil M. Salame. Mr. Salame has been a director since June 21, 2002. He has been a partner of DLJ Merchant Banking Partners, the leveraged corporate private equity funds of Credit Suisse First Boston Private Equity, since June 2004 and, prior to then, a principal. Mr. Salame joined Donaldson, Lufkin & Jenrette's Merchant Banking Group, a predecessor to Credit Suisse First Boston Private Equity, in 1997. Previously he was a member of Donaldson, Lufkin & Jenrette's Leveraged Finance Group. Mr. Salame is a director of Montpelier Re Holdings Ltd, US Express Leasing, Inc, PCDI, Inc. and Merrill Corporation.

Committees of the Board of Directors of the Company

Audit Committee:    Messrs. Cormack, Kelso, Rosenthal and Ms. Hutter. The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. The Audit Committee held five meetings during 2005. The Board considers David Kelso to be our ‘‘audit committee financial expert’’ as defined in the applicable regulations. The Audit Committee Charter is attached to this Proxy Statement as Appendix III and is available on the Company's website at www.aspen.bm.

Compensation Committee:    Messrs. Avery, Melwani, Salame and Ms. Hutter. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. It determines compensation of the Company's Chief Executive Officer, executive directors and key employees. Mr. Melwani is Chairman of the Compensation Committee. The Compensation Committee held four meetings during 2005. The charter for the Compensation Committee is available on the Company's website at www.aspen.bm.

Investment Committee:    Messrs. Myners, Cusack, Kelso, Melwani and Salame. The Investment Committee is an advisory committee to the Board which formulates our investment policy and oversees all of our significant investing activities. Mr. Myners is Chairman of the Investment Committee. The Investment Committee held four meetings during 2005.

Corporate Governance and Nominating Committee:    Messrs. Avery, Melwani and Rosenthal. The Corporate Governance and Nominating Committee, among other things, establishes the Board's criteria for selecting new directors and oversees the evaluation of the Board and management. The Corporate Governance and Nominating Committee held four meetings during 2005. On February 28, 2006, Dr. Rosenthal resigned as Chairman of the Corporate Governance and Nominating Committee. Mr. Myners was elected as a member and Chairman of this committee. The charter for the Corporate Governance and Nominating Committee is available on the Company's website at www.aspen.bm.

Risk Committee:    Messrs. Cusack, Kelso, Salame and Ms. Hutter. The Board approved the formation of this new committee of our board in 2006. The Risk Committee’s responsibilities include the establishment of our risk management strategy, approval of our risk management framework, methodologies and policies, and review of our approach for determining and measuring our risk tolerances. Ms. Hutter will be the Chairman of the Risk Committee.

Attendance at Meetings by Directors

The Board conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meeting of the Board and its constituent committees on which that director serves and our 2005 annual general meeting of shareholders. All of our directors attended the annual general meeting of shareholders. Seven meetings of the Board were held in 2005. All of the directors attended at least 75% of the meetings of the Board and meetings of all committees on which they serve, except for Kamil Salame who attended 73% of such meetings.

Executive Officers of the Company

The table below sets forth certain information concerning our executive officers as of April 1, 2006:

Name	Age	Position
Christopher O'Kane (1)	51	Chief Executive Officer of Aspen Holdings and Aspen Re and Chairman of Aspen Bermuda
Julian Cusack (1)	55	Chief Financial Officer of Aspen Holdings and Chief Executive Officer of Aspen Bermuda
Ian Beaton	36	Head of Insurance
Nicholas Bonnar	41	Head of Specialty
Brian Boornazian	45	President, Aspen Re America
Ian Campbell	41	Chief Financial Officer, Aspen Re
David Curtin	48	General Counsel
Sarah Davies	41	Chief Operating Officer
James Few	34	Chief Underwriting Officer of Aspen Bermuda, Head of Property Reinsurance
Karen Green	38	Head of Strategy
David May	59	Head of Casualty Reinsurance, Chief Casualty Officer
Oliver Peterken	49	Chief Risk Officer
Chris Woodman	44	Head of Human Resources

(1)	Biography available above under ‘‘—Directors’’ above.

Ian Beaton. Since January 2005, Mr. Beaton has served as our Head of Insurance. From April 2003 to January 2005, he was our Head of Corporate Development. Prior to joining us in April 2003, he was Associate Principal at McKinsey & Company, Inc. which he joined in 1993.

Nicholas Bonnar. Mr. Bonnar has been our Head of Specialty since November 19, 2004, having joined Aspen Re as a senior underwriter on December 4, 2002. Prior to joining us, Mr. Bonnar was an underwriter at XL London Markets from May 1997 until June 2002, and was appointed as director and Active Underwriter for Syndicate 588. From 1994 until 1997, he was an underwriter with PB Coffey and Others (Lloyd's Syndicate 902) and from 1987 until 1994 he was with Lloyd Thompson Insurance Brokers.

Brian Boornazian. Since October 2005, Mr. Boornazian has served as President of Aspen Re America. From January 2004 to October 2005, he was president of Aspen Re America, Property Reinsurance. Prior to joining us, from 1999 to January 2004, Mr. Boornazian was at XL Re America, where during his tenure there he acted in several capacities and was Senior Vice President, Chief Property Officer, responsible for property facultative and treaty, as well as marine, and Chief Marketing Officer.

Ian Campbell. Mr. Campbell has been the Chief Financial Officer of Aspen Re since March 31, 2004. He joined us in November 2002 where he served as Assistant Finance Director of

Aspen Re from 2002 until March 2004. Mr. Campbell previously worked for Cox Insurance Holdings plc, a Lloyd’s managing agency where he was the Group Financial Controller from 1998 to 2002. Prior to this he was a senior consultant within the Insurance Consulting practice of KPMG. Mr. Campbell is a member of the Institute of Chartered Accountants in England and Wales.

David Curtin. Since September 2, 2003, Mr. Curtin has served as General Counsel. Prior to joining the Company, Mr. Curtin served as Senior Vice President and General Counsel of ICO Global Communications Limited from January 2001 until October 2002. He joined ICO as Chief Banking and Financial Counsel in November 1998 and became Deputy General Counsel in March 2000. From 1988 to 1998 he was with Jones, Day, Reavis and Pogue in New York and London and from 1985 to 1988 he was with Bingham, Dana & Gould in Boston.

Sarah Davies. Since June 21, 2002, Ms. Davies has served as our Chief Operating Officer. Effective June 1, 2006, Ms. Davies will assume the position of Director of Research and Development and Business Change. From 1999 to 2002 she served as WUAL's Operations Director. Ms. Davies initially joined Wellington in 1993 from Munich Re U.K. as a property reinsurance underwriter. Starting in 1995, she served as Market Research Manager of WUAL.

James Few. Mr. Few has been our Head of Property Reinsurance since June 1, 2004 and Aspen Bermuda's Chief Underwriting Officer since November 1, 2004. Before joining Aspen Bermuda, he had been an underwriter at Aspen Re since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002 and from 1993 until 1999 was an underwriter and client development manager at Royal & Sun Alliance.

Karen Green. Ms. Green joined us in March 2005 as Head of Strategy. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001, where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe).

David May. Since June 21, 2002, Mr. May has served as our Chief Casualty Officer. In 1995, he joined Wellington and served as manager in the casualty reinsurance division for Lloyd's Syndicate 51. From 1986 to 1995, he was a senior manager at Munich Re U.K. in charge of casualty underwriting.

Oliver Peterken. Mr. Peterken has served as our Chief Risk Officer since May 9, 2005. Prior to joining us, Mr. Peterken led Willis Re’s international catastrophe risk modelling and actuarial services from 1995, during which time he was Managing Director of Willis Consulting Limited from 1998 to 2005. From 1987 to 1994 he held various management roles in finance and strategy at the Prudential Corporation Plc.

Chris Woodman. Since July 2005, Mr. Woodman has served as Head of Human Resources. Prior to joining us, he was employed by Fidelity International from March 1995 to March 2005. He joined them as a Human Resources Manager, and was subsequently Human Resources Director, Research and Trading on secondment to Fidelity Management and Research Company in Boston, MA. He then returned to the United Kingdom as Director, Human Resources for the Investment and Institutional business at Fidelity International. Most recently, he was Managing Director, Human Resources, COLT Telecom from January 2003 to February 2005 on secondment from Fidelity International.

Executive Compensation

The following Summary Compensation Table sets forth, for the years ended December 31, 2005, 2004 and 2003, the compensation for services in all capacities earned by the Company's Chief Executive Officer, Chief Financial Officer and its next four most highly compensated executive officers. These individuals are referred to as the ‘‘named executive officers.’’

Summary Compensation Table

Long-Term Compensation
		Annual Compensation(1)			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(2)	Restricted Stock Awards(3)	Securities Underlying Options/ SARs(4)	LTIP Payouts	All Other Compensation ($)(5)
Christopher O'Kane, Chief Executive Officer(6)	2005 2004 2003	$664,340 636,121 493,397	— 550,230 820,050	$1,212 1,907 1,654	640 — —	60,000 45,849 991,830	— — —	$98,725 102,601 78,943
Julian Cusack, Chief Financial Officer(7)	2005 2004 2003	408,609 397,023 361,203	— 185,000 510,150	303,673 214,889 206,280	384 — —	46,445 27,509 338,180	— — —	78,975 80,471 70,908
Nick Bonnar, Head of Specialty(8)	2005 2004 2003	364,140 311,797 270,616	146,200 155,899 172,211	1,212 1,906 1,704	640 — —	40,445 45,849 96,871	— — —	42,536 32,739 28,416
Brian Boornazian, President of Aspen Re America(9)	2005 2004	339,900 308,063	150,000 165,000	29,856 146,379	1,920 $625,025 (10)	13,482 15,283	— —	18,900 18,450
James Few, Chief Underwriting Officer, Aspen Bermuda (11)	2005 2004 2003	407,500 295,929 194,188	125,000 222,000 229,614	288,606 50,555 1,197	960 — —	68,773 68,773 97,930	— — —	29,498 31,363 18,448
David May, Head of Casualty(12)	2005 2004 2003	384,439 375,991 311,619	146,200 187,995 246,015	1,212 2,867 2,405	384 — —	40,445 27,509 155,000	— — —	76,890 75,198 62,324

(1)	Compensation payments for 2003 made in British Pounds have been translated into U.S. Dollars at the average exchange rate for 2003 which was $1.6401 to £1. Compensation payments made in British Pounds have been translated into U.S. Dollars for 2004 and 2005 at the average exchange rate for each such year of $1.8341 to £1 for 2004 and $1.8207 to £1 for 2005.

(2)	Other annual compensation includes benefits-in-kind.

(3)	In respect of 2005, this reflects the number of performance share awards eligible for vesting upon achievement of a return on equity target for 2004, which under the terms of the performance share awards will not vest and be issuable until the return of equity for 2006 has been established. The performance share awards granted in 2005, for which the eligibility for vesting was based on a return of equity target for 2005, have been forfeited and therefore not reflected in this column.

(4)	For 2005, all options granted have been forfeited as the return on equity targets have not been met. For 2004, a lesser amount has vested based on the Reduced Percentage as described further below under ‘‘— Share Incentive Plan — 2004 Options’’ and the remainder of the option grants have been forfeited.

(5)	The amounts listed under ‘‘All Other Compensation’’ reflect the Company's contribution to the pension plan (a defined contribution plan).

(6)	Mr. O'Kane's compensation has been paid in British Pounds for each of 2003, 2004 and 2005.

(7)	For 2003, 2004 and 2005, except for £30,000, Mr. Cusack's salary and bonus were paid in U.S. Dollars. With respect to his ‘‘Other Annual Compensation’’, this also includes travel expenses for Mr. Cusack's family, a housing allowance in Bermuda beginning in 2003 of $180,000 per year, a club membership beginning in 2005 of $66,000 and a payroll tax contribution in an amount of $14,988 in 2003, $11,044 in 2004 and $11,049 in 2005.

(8)	Mr. Bonnar's compensation has been paid in British Pounds for each of 2003, 2004 and 2005. Bonus amounts paid to Mr. Bonnar for 2005 are paid in British Pounds and were converted from U.S. Dollars using the $1.72 to £1 in effect on December 30, 2005.

(9)	Mr. Boornazian began his employment with the Company in January 2004. His entire compensation in both 2004 and 2005 was paid in U.S. Dollars. With respect to his ‘‘Other Annual Compensation’’, this also includes a sign-on bonus of $135,000 in 2004, and $17,795 in reimbursement for tax consequences on issuance of his vested restricted share units in 2005.

(10)	This reflects the dollar value of restricted share units granted on March 12, 2004 using the closing price of our ordinary shares on such day.

(11)	For 2003, Mr. Few's compensation was paid in British Pounds. For 2004, Mr. Few was paid in British Pounds except for $66,666 of his salary and his entire bonus. For 2005, Mr. Few's salary and bonus were paid in U.S. Dollars. With respect to his ‘‘Other Annual Compensation’’, this also includes travel expenses for Mr. Few's family, and for 2004, it includes relocation expenses of $9,221, a housing allowance in Bermuda of $33,000 covering the last two months of 2004, and a payroll tax contribution of $4,856 and for 2005, it includes a housing allowance of $180,000 per year, a club membership of $66,000 and a payroll tax contribution of $11,049.

(12)	Mr. May's compensation has been paid in British Pounds for each of 2003, 2004 and 2005. Bonus amounts paid to Mr. May for 2005 are paid in British Pounds and were converted from U.S. Dollars using the $1.72 to £1 in effect on December 30, 2005.

The following table sets forth information concerning grants of options to purchase ordinary shares during the twelve months ended December 31, 2005 to the named executive officers:

Option/SAR Grants In Last Fiscal Year

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Options Term
Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Christopher O'Kane	60,000	11.40%	$25.88	March 3, 2015	$1,103,015	$2,877,520
Julian Cusack	46,445	8.80	25.88	March 3, 2015	853,825	2,227,440
Nick Bonnar	40,445	7.70	25.88	March 3, 2015	743,524	1,939,688
Brian Boornazian	13,482	2.60	25.88	March 3, 2015	247,847	646,578
James Few	68,773	13.10	25.88	March 3, 2015	1,264,293	3,298,260
David May	40,445	7.70	25.88	March 3, 2015	743,524	1,939,688

(1)	As discussed further below under ‘‘— Share Incentive Plan,’’ all options were granted pursuant to the 2003 Share Incentive Plan with an exercise price equal to the average of the high and low market value of the Company's ordinary shares on the date of grant. The options will vest over a multi-year period and are subject to performance-based vesting by achievement of return on equity targets. The performance targets for 2005 were not met and as a result all of the options granted as detailed above have been forfeited.

The following table sets forth information concerning the exercise of options to purchase ordinary shares by the named executive officers during the twelve months ended December 31, 2005, as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 2005:

Aggregated Option/SAR Exercises in Fiscal Year 2005 and Year-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Options/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher O'Kane	—	—	651,928	363,502	$4,869,901	$2,539,046
Julian Cusack	—	—	222,283	130,055	1,660,455	865,720
Nick Bonnar	—	—	63,673	56,801	475,640	247,987
Brian Boornazian	—	—	—	7,868	—	—
James Few	—	—	64,369	68,965	480,834	250,695
David May	—	—	101,882	67,280	761,055	396,795

(1)	Calculated based upon a price of $23.67 per share of the Company's ordinary shares at December 30, 2005, less the option exercise price.

The following table summarizes the Long-Term Incentive Plan awards made to the named executive officers during the twelve months ended December 31, 2005. The long-term incentive awards presented below consisted of performance shares:

Long-Term Incentive Plans — Awards in Last Fiscal Year

	Number of Shares, Units or Other Rights (#)(2)	Performance or Other Period Until Maturation or Payment(3)	Estimated Future Payouts(1)
Name			Threshold(#)	Target(#)	Maximum(#)
Christopher O'Kane	2,667	3 years	0	2,667	2,667
Julian Cusack	2,064	3 years	0	2,064	2,064
Nick Bonnar	1,797	3 years	0	1,797	1,797
Brian Boornazian	5,393	3 years	0	5,393	5,393
James Few	3,731	3 years	0	3,731	3,731
David May	1,797	3 years	0	1,797	1,797

(1)	Performance share awards are conditional grants which entitle the recipient to receive, without payment to the Company, a certain number of ordinary shares, depending on the achievement of certain financial goals, as further described under ‘‘— Share Incentive Plan.’’

(2)	Performance share awards represent the number of ordinary shares of the Company.

(3)	One-third of the performance shares vest upon achievement of a return on equity target for 2005, and two-thirds vest upon achievement of a return on equity target for 2005, 2006 and 2007 fiscal years. The amounts shown in the table above represent the portion of the performance share award grants that vest based on a multi-year return on equity target.

Director Compensation of Members of the Board of Directors of the Company

The compensation of non-executive directors is benchmarked against comparable companies, taking into account complexity, time commitment and committee duties. In 2004 and through June 30, 2005, the annual compensation for the members of our Board who are not otherwise affiliated with the Company as employees or officers was $45,000. The chairman of each committee of our Board other than the Audit Committee received an additional $5,000 per annum. Mr. Cormack, the chairman of the Audit Committee of our Board, received an additional $25,000 per annum. Members of our Board who are also members of the board of directors of Aspen Re, such as Ms. Hutter and Mr. Cormack, received an additional $10,000 per annum. Mr. Cormack, the chairman of the Audit Committee of the board of directors of Aspen Re, received an additional $10,000 per annum.

With effect from July 1, 2005, members of our Board who are not otherwise affiliated with the Company as employees or officers were paid an annual fee of $70,000. The chairman of each committee of our Board other than the Audit Committee received an additional $5,000 per annum and the Audit Committee chairman received an additional $25,000 per annum. Other members of the Audit Committee also will receive an additional $10,000 per annum for service on that Committee. Mr. Myners received an annual salary of £126,000 for 2005 for serving as Chairman of our Board. In addition, Mr. Myners was granted in 2005 18,000 options and 1,200 performance shares.

In addition, options were granted in 2003 to Messrs. Myners, Cormack, Rosenthal and Ms. Hutter under our share option plan. See ‘‘— Share Incentive Plan’’ below and ‘‘Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.’’ None of our non-executive directors receive compensation benefits upon termination of their employment or appointment as members of our Board.

Also, subject to Shareholder approval at the Annual General Meeting of Proposal 4, the Company decided that each of our non-employee directors will be granted options with a value equivalent to $20,000 per year, which value is determined at the date of grant. If Proposal 4 is approved by the Shareholders at the Annual General Meeting, the grant of options will be made after such approval. These options will be subject to a 3-year vesting plan, and are subject to the terms of the 2006 Stock Option Plan, as attached on Appendix I.

Management Compensation and Incentive Plans

The Compensation Committee oversees our compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. Our compensation policies are designed with the goal of maximizing shareholder value over the long term. We believe that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of our shareholders.

The Company's compensation program combines four components: base salary, annual bonuses, benefits and perquisites and long-term compensation in the form of options and share ownership. The level of compensation is based on numerous factors, including achievement of underwriting results and financial objectives established by our Compensation Committee and our Board. Salary, target bonuses and incentive compensation award opportunities are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies based in Bermuda, the United Kingdom and the United States. The Company intends to reward individuals appropriately taking into account the relevant local or global talent pool comparables, as well as both company and individual performance against prescribed goals.

Our current named executive officers are compensated according to the terms of their respective service agreements, which are described under the heading ‘‘— Employment-Related Agreements.’’

Employment-Related Agreements

The following information summarizes the service agreements for Messrs. O'Kane and Cusack, which commenced on September 24, 2004. The service agreement for Mr. Few and Mr. May commenced on March 10, 2005. The service agreement for Mr. Bonnar commenced on December 2, 2002. The employment agreement for Mr. Boornazian commenced on January 12, 2004. In respect of each of the agreements with Messrs. O'Kane, Cusack, Few, May and Boornazian:

(i)	in the case of Messrs. O'Kane, Cusack and May, employment terminates automatically when the employee reaches 65 years of age, but in the case of Mr. Few employment will terminate automatically when the employee reaches 60 years of age;

(ii)	in the case of Messrs. O'Kane, Cusack, Few and May, employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing the employee or Aspen Holdings or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O'Kane, and Cusack;

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body; or

•	the employee materially breaches any provision of the shareholder's agreement with Aspen Holdings;

(iii)	in the case of Mr. Boornazian employment may be terminated for cause if:

•	the employee's willful misconduct is materially injurious to Aspen Re America or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or board of directors;

•	the employee is convicted of a felony;

•	the employee violates a law, rule or regulation that governs Aspen Re America's business, has a material adverse effect on Aspen Re America's business, or disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(iv)	in the case of Messrs. O'Kane, Cusack, Few and May, employment may be terminated by the employee without notice for good reason if:

•	the employee's annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee's duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions or is not elected or reelected to such positions;

•	an adverse change in the employee's reporting relationship occurs; or

•	the employee is required to relocate more than 50 miles from the employee's current office;

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(v)	in the case of Mr. Boornazian, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee's duties, authority, responsibilities or title;

•	the employee's annual salary is reduced; or

•	there is a material breach by the company of the employment agreement;

(vi)	in the case of Messrs. O'Kane and Cusack, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to receive accrued salary and benefits, and an amount equal to two times the sum of the employee's highest salary during the term of the agreement and the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years). Fifty percent of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(vii)	in the case of Messrs. Few and May, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee's termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee's highest salary rate during the term of the agreement and (y) the average bonus under the Company's annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(viii)	in the case of Messrs O'Kane, Cusack, Few and May, if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, the employee may be entitled to excise tax gross-up payments;

(ix)	the agreement contains provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(x)	in the case of Messrs. O'Kane, Cusack, Few and May the employees have for the benefit of their respective beneficiaries life cover of four times their basic salary which is fully insured by the Company and there are no key man insurance policies in place.

Christopher O'Kane. Mr. O'Kane entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which he has agreed to serve as Chief Executive Officer and director of both companies, terminable upon 12 months' notice by either party. The agreement provides that Mr. O'Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O'Kane's service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board may determine. Effective April 1, 2006, Mr. O'Kane's salary will be £400,000.

Julian Cusack. Mr. Cusack entered into a service agreement with Aspen Holdings under which he has agreed to serve as Executive Vice President, Group Chief Financial Officer and director of Aspen Holdings, terminable upon 12 months' notice by either party. The agreement provides that Mr. Cusack shall be paid an annual salary of $342,000 and £30,000, both subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of $180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K.

as well as reimbursement of reasonable relocation expenses. Mr. Cusack's service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board may determine. Effective April 1, 2006, Mr. Cusack's salary will be $400,000 plus £30,000.

Nick Bonnar. Mr. Bonnar entered into a service agreement with Aspen U.K. Services under which he has agreed to serve as Underwriter, Specialty Reinsurance. The agreement may be terminated upon six months’ notice by either party. The agreement provides that Mr. Bonnar will be paid an annual salary of £165,000 and a discretionary bonus, and that he is entitled to medical insurance, permanent health insurance, personal accident insurance and life insurance. The services agreement contains provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation. Effective April 1, 2006, Mr. Bonnar's salary will be £216,500.

Brian Boornazian. Mr. Boornazian entered into an employment agreement with Aspen U.S. Services under which he has agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America for a three-year term, with annual extensions thereafter. Mr. Boornazian shall be paid an annual salary of $330,000, subject to review from time to time, as well as a discretionary bonus, and shall be eligible to participate in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Effective April 1, 2006, Mr. Boornazian's salary will be $425,000.

James Few. Mr. Few entered into a service agreement with Aspen Bermuda under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement may be terminated upon 12 months' notice by either party. The agreement provides that Mr. Few will be paid an annual salary of $400,000 which is subject to review from time to time. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Services pension scheme. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our board may determine. Effective April 1, 2006, Mr. Few's salary will be $420,000.

David May. Mr. May entered into a service agreement with Aspen U.K. Services under which he has agreed to serve as Head of Casualty Reinsurance and Chief Casualty Officer, terminable upon 12 months' notice by either party. The agreement provides that Mr. May will be paid an annual salary of £205,000 which is subject to review from time to time. Mr. May's management services contract also entitles him to participate in any pension scheme which is established by our board, and to private medical insurance, permanent health insurance, personal accident insurance and life assurance. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our board may determine. Effective April 1, 2006, Mr. May's salary will be £218,000.

Annual Bonus Plan

Payments under the annual incentive bonus arrangements have traditionally been paid from a pool that is directly related to the shareholders' return on equity. For fiscal year 2005, the bonus plan was set so that no awards would be payable unless a threshold return on equity of 10% was reached. For return on equity levels above 10%, increasingly higher levels of bonus pool funding occurred until the planned return on equity was obtained. All bonus payments are, however, at the discretion of the Board. The Compensation Committee considered the extraordinary nature of the 2005 hurricane season, including the issues, many of which are unprecedented, arising from Hurricane Katrina and the impact of Hurricanes Rita and Wilma on the return on equity of the Company for 2005. The Committee also considered the relative severity and frequency of these catastrophe events, and the

Company’s relative performance compared to other property catastrophe insurance and reinsurance companies in its peer group The Committee decided that the circumstances were sufficiently exceptional to warrant the establishment of a bonus pool for 2005 for certain executives to reflect the progress made by the Company in 2005 in achieving key internal objectives, including the diversification of its portfolio and the performance of its non-U.S. catastrophe exposed business segments against internal targets and business plans. It also took into account the competitive labor market for skills across the three major markets in which the Company operates and the importance of retaining talent within the Company, in particular following the establishment of a number of new companies in response to the extraordinary events of 2005.

Share Incentive Plan

We have adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (‘‘2003 Share Incentive Plan’’) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The 2003 Share Incentive Plan was amended at our annual general meeting in 2005 to increase the number of shares that can be issued under the plan. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553.

The plan provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards. The shares subject to initial grant of options (the ‘‘initial grant options’’) represented at the time an aggregate of 5.75% of our ordinary shares on a fully diluted basis (3,884,030 shares), assuming the exercise of all outstanding options issued to Wellington and the Names' Trustee. In addition, an aggregate of 2.5% of our ordinary shares on a fully diluted basis (1,840,540 shares), were reserved for additional grant or issuance of share options, share appreciation rights, restricted shares and/or other share-based awards as and when determined in the sole discretion of our Board or the Compensation Committee. No award may be granted under the plan after the tenth anniversary of its effective date. The plan provides for equitable adjustment of affected terms of the plan and outstanding awards in the event of any change in the outstanding ordinary shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any similar transaction. In the event of a change in control (as defined in the plan), our Board or the Compensation Committee may accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award (except that shares subject to the initial grant options shall vest); or cancel awards for fair value; or provide for the issuance of substitute awards that substantially preserve the terms of any affected awards; or provide that for a period of at least 15 days prior to the change in control share options will be exercisable and that upon the occurrence of the change in control, such options shall terminate and be of no further force and effect.

Initial Options. The initial grant options have a term of ten years and an exercise price of $16.20 per share, which price was calculated based on 109% of the calculated fair market value of our ordinary shares as of May 29, 2003 and was determined by an independent consultant. Sixty-five percent of the initial grant options are subject to time-based vesting with 20% vesting upon grant and 20% vesting on each December 31 of calendar years 2003, 2004, 2005 and 2006. The remaining 35% of the initial grant options are subject to performance-based vesting determined by achievement of return on equity targets, and subject to achieving a threshold combined ratio target, in each case, over the applicable one or two-year performance period. Initial grant options that do not vest based on the applicable performance targets may vest in later years to the extent performance in such years exceeds 100% of the applicable targets, and in any event, any unvested and outstanding performance-based initial grant options will become vested on December 31, 2009. Upon termination of a participant's employment, any unvested options shall be forfeited, except that if the termination is due to death or disability (as defined in the option agreement), the time-based portion of the initial grant options shall vest to the extent such option would have otherwise become vested within 12 months immediately succeeding such termination due to death or disability. Upon termination of employment, vested initial grant options will be exercisable, subject to expiration of the options, until (i) the first anniversary of termination due to death or disability or, for nine members of senior management, without cause or for good reason (as those terms are defined in the option agreement), (ii) six months following termination without cause or for good reason for all other participants, (iii) three months following termination by the participant for any reason other than those stated in (i) or (ii) above or (iv) the date of termination for cause. As provided in the plan, in the event of a change in control unvested and outstanding initial grant options shall immediately become fully vested.

The initial grant options may be exercised by payment in cash or its equivalent, in ordinary shares, in a combination of cash and ordinary shares, or by broker-assisted cashless exercise. The initial grant options are not transferable by a participant during his or her lifetime other than to family members, family trusts, and family partnerships.

2004 Options. In 2004, we granted a total of 500,113 nonqualified stock options to various officers of the Company. Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value 0.15144558 cent per share. The exercise price of the shares subject to the option is $24.44 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE.

The options will vest over a multi-year period, with one-third (1/3) of the shares underlying the options vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its return on equity (‘‘ROE’’) for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the Board or an authorized committee thereof (the ‘‘Initial Vesting’’), but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (i.e., the fiscal year in which the options are granted). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of shares underlying options will vest over such multi-year period based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67% (the ‘‘Reduced Percentage’’). A further one-third (1/3) of the shares (or one-third of the Reduced Percentage, as applicable) underlying the options will vest upon each of the first and second anniversaries of the Initial Vesting based on the achievement of the ROE target for the 2004 fiscal year consistent with the terms of the Initial Vesting described above. However, no options will vest if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

If an optionee's employment with the Company is terminated for any reason, the Company will cancel the unvested portion of the option without consideration and the vested portion will remain exercisable for the period described in the following paragraph; provided that if an optionee's employment is terminated by the Company for cause (as defined in the option agreement), the vested portion of the option will immediately be canceled without consideration.

Optionees may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee's termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause, or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee's termination of employment by the optionee without good reason, or (iv) the date of the optionee's termination of employment by the Company for cause. Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option.

2005 Options. On March 3, 2005, we granted an aggregate of 512,172 nonqualified stock options. The exercise price of the shares subject to the option is $25.88 per share, which as determined by the plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. We also granted an additional 13,709 nonqualified stock options during 2005, the exercise price of those shares varied from $25.28 to $26.46.

Subject to the restrictions on exercise described below, the options vest over a multi-year period, with one-third (1/3) of the shares underlying the options vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2005, or (ii) the date such ROE is approved by the Board or an authorized committee thereof (the ‘‘2005 Vesting’’), but only if the Company achieves its ROE target for the fiscal year ended December 31, 2005 (i.e., the fiscal year in which the options are granted). If the Company fails to reach the ROE target for the 2005 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of shares underlying options will vest over such multi-year period based on a Reduced Percentage. A further one-third (1/3) of the shares (or one-third of the Reduced Percentage, as applicable) underlying the options will vest upon each of the first and second anniversaries of the 2005 Vesting based on the achievement of the ROE target for the 2005 fiscal year consistent with the terms of the 2005 Vesting described above. However, no options will vest if the ROE for the 2005 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. The performance targets for 2005 were not met and as a result the 2005 options have been forfeited.

Subject to the optionee's continued employment (and lack of notice of resignation or termination), the options will become exercisable on the second anniversary of the 2005 Vesting; however, in the event that the optionee's employment terminates due to death, disability (as defined in the option agreement), termination by the Company without cause (as defined in the option agreement) or by the optionee for good reason (as defined in the option agreement), vested options will become exercisable on the date of the optionee's termination.

Once the options are exercisable (as described above), optionees may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee's termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee's termination of employment by the optionee without good reason, or (iv) the date of the optionee's termination of employment by the Company for cause. Options are exercised in the same manner as described above under ‘‘— 2004 Options’’ above.

2006 Options. On February 16, 2006, we granted an aggregate of 1,072,490 nonqualified stock options. The exercise price of the shares subject to the option is $23.65 per share, which as determined by the plan is based on the arithmetic mean of the high and low prices of the ordinary shares on February 17, 2006 as reported by the NYSE.

One-third (1/3) of the shares underlying the options will become eligible for vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the ‘‘2006 Option Award’’). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of options will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no options will become eligible for vesting for the 2006 Option Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the options will become eligible for vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2006-2008 Option Award’’). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of options will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% being eligible for vesting at 66.67%. However, no options will be eligible for vesting for the 2006-2008 Option Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Options which are eligible for vesting, as described above, as part of the 2006 Option Award and the 2006-2008 Option Award will vest and become exercisable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board or an authorized committee thereof, subject to the optionee's continued employment (and lack of notice of resignation or termination) until such date.

Once the options are exercisable, as described above, the optionee may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee's termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee's termination of employment by the optionee without good reason, or (iv) the date of the optionee's termination of employment by the Company for cause.

Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option. Options may not be assigned, sold or otherwise transferred by the optionee other than by will or by the laws of descent and distribution.

Restricted Share Units. In 2004, we granted 95,850 restricted share units to various employees of the Company and its subsidiaries which vest in one-third tranches over three years. In 2005, we granted 48,913 restricted shares units which vest in one-third tranches over three years. Vesting of a participant's units may be accelerated, however, if the participant's employment with the Company and its subsidiaries is terminated without cause (as defined in such participant's award agreement), on account of the participant's death or disability (as defined in such participant's award agreement), or, with respect to some of the participants, by the participant with good reason (as defined in such participant's award agreement). Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date.

Recipients of the restricted share units generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, be permitted by the Company to elect to defer the receipt of any ordinary shares upon the vesting of units, in which case payment will not be made until such time or times as the participant may elect. Payment of deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2004 Performance Share Awards. On December 22, 2004, we granted an aggregate of 150,074 performance share awards to various officers of the Company. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become vested upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (the ‘‘2004 Award’’). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest for the 2004 Award if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2004, 2005 and 2006 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2004-2006 Award’’). If the Company fails to achieve the average annual ROE target for the 2004, 2005 and 2006 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved, for example, with 10% awarded at 66.67%.

However, no performance shares will vest for the 2004-2006 Award if the actual average annual ROE for the 2004, 2005 and 2006 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Payment of vested performance shares as part of the 2004 Award shall be paid at the same time as the performance shares part of the 2004-2006 Award are paid (or would have been paid had all or a portion of the 2004-2006 Award vested), subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2004-2006 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2005 Performance Share Awards. On March 3, 2005, we granted an aggregate of 123,002 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan, and an additional 8,225 performance share awards were granted in 2005. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become vested upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2005, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2005 (the ‘‘2005 Award’’). If the Company fails to reach the ROE target for the 2005 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest for the 2005 Award if the ROE for the 2005 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2007, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2005, 2006 and 2007 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2005-2007 Award’’). If the Company fails to achieve the average annual ROE target for the 2005, 2006 and 2007 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved, for example, with 10% awarded at 66.67%. However, no performance shares will vest for the 2005-2007 Award if the actual average annual ROE for the 2005, 2006 and 2007 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Payment of vested performance shares as part of the 2005 Award shall be paid at the same time as the performance shares part of the 2005-2007 Award are paid (or would have been paid had all or a portion of the 2005-2007 Award vested), subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2005-2007 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2006 Performance Share Awards.  On February 16, 2006, we granted an aggregate of 316,912 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the ‘‘2006 Performance Award’’). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will become eligible for vesting for the 2006 Performance Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become eligible for vesting and payable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2006-2008 Performance Award’’). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will be eligible for vesting for the 2006-2008 Performance Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Performance shares which are eligible for vesting, as described above, as part of the 2006 Performance Award and the 2006-2008 Performance Award will vest upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board or an authorized committee thereof, subject to the participant's continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

The table below includes securities to be issued upon exercise of options granted pursuant to the Company's 2003 Share Incentive Plan as of December 31, 2005. The 2003 Share Incentive Plan, as amended, was approved by shareholders at our 2005 annual general meeting.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by security holders	4,889,862	$17.04	4,553,054
Equity compensation plans not approved by security holders	—	—	—
Total	4,889,862	$17.04	4,553,054

Compensation Committee Interlocks and Insider Participation

Julian Avery, Chief Executive Officer of Wellington until September 20, 2004 and an employee of Wellington until September 2005, and one of our directors since 2003, has served on our compensation committee from November 2004. Wellington is one of our shareholders with which we have entered into various agreements. We have also granted to Wellington the Wellington Options, as further described in our Annual Report on Form 10-K for the year ended December 31, 2005. Such options are exercisable or lapse upon the earlier occurrence of several events and the non-voting shares so acquired will automatically convert into ordinary shares at a one-to-one ratio once exercised. Our executive officers Messrs. O'Kane and Cusack served as directors of Wellington until June 21, 2002, and Ms. Davies and Mr. May served as directors of WUAL until June 21, 2002. None of Messrs. O'Kane, Cusack or May or Ms. Davies served as members of the compensation committee of Wellington or WUAL at any time.

Mr. Salame is a partner of DLJ Merchant Banking Partners, the leveraged corporate private equity funds of CSFB Private Equity, one of our shareholders. Credit Suisse Securities (USA) LLC, one of the underwriters in our initial public offering and an initial purchaser in our senior notes offering, is an affiliate of DLJ Merchant Banking Partners. Credit Suisse (acting through its Cayman Islands branch), an affiliate of both CSFB Private Equity and Credit Suisse Securities (USA) LLC, participates as a lender in the syndicate of our credit facilities.

Boards of Directors of Non-U.S. Subsidiaries

As of April 1, 2006, we had the following directors on the board of directors of each of the following Non-U.S. Subsidiaries:

Aspen Re

Name	Age	Position	Director Since
Paul Myners(1)	58	Chairman	2002
Christopher O'Kane(1)	51	Chief Executive Officer	2002
Ian Campbell(2)	41	Chief Financial Officer	2004
Ian Cormack(1)	58	Director	2003
Sarah Davies(2)	41	Director	2002
Marek Gumienny	47	Director	2002
Heidi Hutter(1)	48	Director	2002
Richard Keeling	60	Director	2003
David May(2)	59	Director	2002

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

Marek Gumienny. Mr. Gumienny has been a director of Aspen Re since 2002. He is also the Managing Director of Candover, a position he has held since 1998. Before joining Candover in 1987, Mr. Gumienny qualified as a chartered accountant with Price Waterhouse, predecessor to PricewaterhouseCoopers.

Richard J. Keeling. Mr. Keeling has been a director of Aspen Re since March 4, 2003. Since 2002, he has been a director of Stoddard International Plc. Mr. Keeling is also a director of CBS Private Capital Scotland Limited and is a trustee of Equitas.

Aspen (UK) Holdings

Name	Age	Position	Director Since
Christopher O'Kane(1)	51	Director	2003
Julian Cusack(1)	55	Director	2003
Ian Campbell(2)	41	Director	2004
Sarah Davies(2)	41	Director	2004

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

Aspen Services

Name	Age	Position	Director Since
Christopher O’Kane(1)	51	Director	2002
Julian Cusack(1)	55	Director	2002
Ian Campbell(2)	41	Director	2004
Sarah Davies(2)	41	Director	2002
David May(2)	59	Director	2002

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

AIUK Trustees

Name	Age	Position	Director Since
Ian Campbell(1)	41	Director	2005
David Curtin(1)	48	Director	2005
Robert Mankiewitz	50	Director	2005
David May(1)	59	Director	2005
Christopher Woodman	44	Director	2005

(1)	Biography available above under ‘‘— Executive Officers of the Company.’’

Robert Mankiewitz. Mr. Mankiewitz has been Compliance Officer of Aspen Re since September 2002. Prior to joining Aspen Re, Mr. Mankiewitz worked for Cottrell and Maguire Limited, a Lloyd’s managing agent, from 1990 to 2001 holding various roles of Chief Executive, Finance Director, Compliance Officer and Company Secretary. From late 2001 until joining Aspen Re, Mr. Mankiewitz carried out a number of compliance-related contract assignments.

Aspen Bermuda

Name	Age	Position	Director Since
Christopher O'Kane(1)	51	Chairman	2002
Julian Cusack(1)	55	Chief Executive Officer	2002
Sarah Davies(2)	41	Director	2004
James Few(2)	34	Director	2004
David Skinner	52	Director	2004
Kate Vacher	34	Director	2004

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

David Skinner. Mr. Skinner has been Head of Corporate Finance since July 2004 and has been the Chief Financial Officer of Aspen Bermuda since December 21, 2004. Before joining Aspen Bermuda, he held a number of senior financial positions at Ace Limited, which he joined in January 1998, becoming Director of Capital Planning at Ace Limited in April 2002. Mr. Skinner previously worked as a senior manager-Finance and Planning at the Bank of Butterfield in Hamilton, Bermuda from September 1990 until December 1997.

Kate Vacher. Ms. Vacher has been our Head of Group Planning since April 2003 and Property Reinsurance Underwriter since joining Aspen Re on September 1, 2002. Ms. Vacher joined Aspen Bermuda on December 1, 2004. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Director Compensation of Members of the Boards of Directors of Non-U.S. Subsidiaries

Other than as described above under ‘‘— Director Compensation of Members of the Board of Directors of the Company,’’ directors of Non-U.S. Subsidiaries who were also directors of the Company received no additional compensation for their service on the boards of directors of the Non-U.S. Subsidiaries. Employees or officers of the Company or any of its subsidiaries who are also directors on the boards of directors of the Non-U.S. Subsidiaries do not receive any additional compensation for their services on the boards of directors of such Non-U.S. Subsidiaries. Mr. Gumienny, who is neither an employee of the Company or any of its subsidiaries nor a current director on the Company's Board, received $35,000 in 2005 for his services on the board of directors of Aspen Re. Mr. Keeling, who is neither an employee of the Company or any of its subsidiaries nor a director on the Company's Board, received $35,000 in 2005 for his services on the board of directors of Aspen Re. In addition, Mr. Keeling holds 2,170 ordinary shares and was granted options to purchase 40,740 ordinary shares in 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our Compensation Committee fulfils the oversight responsibilities of the Board of Directors for approving and administering the compensation arrangements for our Chief Executive Officer and key employees. The key employee group currently comprises 15 senior employees including the named executive officers and the Chief Executive Officer. Compensation arrangements comprise base salary, cash bonus, long-term compensation in the form of options and share ownership, pension plans and other fringe benefits.

Our compensation policies are designed with the goal of maximizing shareholder value over the long term. The basic objectives of our executive compensation program are:

•	attracting and retaining highly skilled executives;

•	linking compensation opportunity to achievement of the Company's financial and strategic goals;

•	creating commonality of interest between management and shareholders by tying realized compensation directly to changes in shareholder value;

•	maximizing the financial efficiency of the overall program from the Company’s perspective with respect to tax, accounting, and cash flow matters; and

•	ensuring compliance with the highest standards of corporate governance.

In support of the above objectives, we deliver a four-part executive compensation program that includes the following elements:

•	base salary;

•	annual incentive bonus;

•	long-term incentives; and

•	benefits and perquisites.

Base salaries are determined taking into consideration the relative importance of the position, the competitive marketplace and the individual's performance and contribution. Salaries are reviewed annually.

Payments under the annual incentive bonus arrangements have traditionally been paid from a pool that is directly related to the shareholders' return on equity. For fiscal year 2005, the bonus plan was set so that no awards would be payable unless a threshold return on equity of 10% was reached. For return on equity levels above 10%, increasingly higher levels of bonus pool funding occurred until the planned return on equity was obtained. All bonus payments are, however, at the discretion of the Board of Directors. The Compensation Committee considered the extraordinary nature of the 2005 hurricane season, including the issues, many of which are unprecedented, arising from Hurricane Katrina and the impact of Hurricanes Rita and Wilma on the return on equity of the Company for 2005. The Committee also considered the relative severity and frequency of these catastrophe events, and the Company’s relative performance compared to other property catastrophe insurance and reinsurance companies in its peer group The Committee decided that the circumstances were sufficiently exceptional to warrant the establishment of a bonus pool for 2005 to reflect the progress made by the Company in 2005 in achieving key internal objectives, including the diversification of its portfolio and the performance of its non-U.S. catastrophe exposed business segments against internal targets and business plans. It also took into account the competitive labour market for skills across the three major markets in which the Company operates and the importance of retaining talent within the Company, in particular following the establishment of a number of new companies in response to the extraordinary events of 2005. However, the Compensation Committee determined that no bonuses would be paid to the Chairman, Chief Executive Officer and Chief Financial Officer for fiscal year 2005.

Long-term incentive grants in 2005 were in the form of option grants and performance share grants to selected executives and employees. These grants will vest over a multi-year period subject to the achievement of threshold returns on equity described elsewhere in the Annual Report on Form 10-K to which this report relates.

The Company operates defined contribution pension arrangements and other benefit plans in line with market practice in the relevant location.

Process. For 2005 an evaluation was undertaken on the Chief Executive Officer and each key employee detailing individual performance against objectives. In reaching decisions on base salaries, bonuses and long-term incentive awards for the CEO and key employees, the Committee reviewed:

•	historical data on each individual's previous salary, bonus and long-term incentive history;

•	the Company's financial performance for the year and the overall size of the bonus pool;

•	the relative percentage of the bonus pool and long-term incentive grants awarded to the CEO and key employees;

•	an assessment of individual performance carried out by the CEO (or the Chairman in the case of the CEO). This assessment is carried out by reference to the employee's performance against an agreed set of objectives for the year under review. Due note is also taken of other factors which may not have been considered at the time objectives were set; and

•	recommendations by the CEO of salary increases/bonus awards for key employees and by the Chairman for the CEO.

The level of compensation is based on numerous factors, including achievement of underwriting results, financial and other objectives established by our Compensation Committee and our Board of Directors. Salary, bonus awards and incentive compensation opportunities are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies based in Bermuda, the United Kingdom and the United States. This information is gathered from published compensation surveys. The Compensation Committee also uses its external compensation advisers to assist in this process. The Company intends to reward individuals appropriately taking into account the relevant local or global talent pool comparables, as well as both Company and individual performance against prescribed goals.

CEO Compensation. The Compensation Committee is responsible for evaluating and approving on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer. At least annually the Compensation Committee evaluates the Chief Executive Officer's performance in light of these established goals and objectives. Based upon these evaluations, the Compensation Committee has the sole authority to set the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation. In determining salary and cash bonus the Compensation Committee considers comparative data from competitor firms and other data sources, including surveys conducted by independent third party consulting firms. In determining the long-term incentive component of the Chief Executive Officer's compensation, including stock options and performance share awards, the Compensation Committee considers the Company's performance and relative shareholder return, and the value of similar incentive awards to chief executive officers at comparable companies, including previous awards given to the Chief Executive Officer. For 2005, the factors and criteria for the CEO's compensation were continued diversification of the business, organizational development and the attainment of the Company's strategic plan. The underachievement of the return on equity, due largely to the extraordinary events of the third and fourth quarters, was taken into account and the Compensation Committee determined that no bonus would be paid to the CEO for fiscal year 2005. In recognition of the more general long term progress of the Company and having considered the available data on the remuneration packages of CEOs in competitor firms, the CEO was awarded 95,140 options and 6,342 performance share awards.

Compensation Committee Prakash Melwani (Chair) Julian Avery Heidi Hutter Kamil Salame

February 16, 2006

 AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the board of directors with respect to the Company's financial statements for the year ended December 31, 2005. The Audit Committee held five meetings in 2005.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

Company management is responsible for the preparation and presentation of complete and accurate financial statements. The Company's independent registered public accounting firm, KPMG Audit Plc, is responsible for performing an independent audit of the Company's financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company's financial statements for the year ended December 31, 2005, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission (‘‘SEC’’) and for presentation to the shareholders at the 2006 Annual General Meeting.

Audit Committee Ian Cormack (Chair) Heidi Hutter David Kelso Norman L. Rosenthal

February 15, 2006

POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR
CANDIDATES AND EVALUATION OF DIRECTOR CANDIDATES

The Board has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals. Shareholder recommendations of director nominees to be included in the Company's proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company's proxy statement in connection with the previous year's annual general meeting of shareholders. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company's right to exclude shareholder proposals from its proxy statement.

If shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company's proxy), shareholder nominations for directors at the annual general meeting of shareholders must be submitted at least 90 calendar days before the annual general meeting of shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such common shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person's employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee's evaluation of director nominees, the Company may request that the nominee complete a Directors and Officers Questionnaire regarding such nominee's independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees. A nominee recommended for a position on the Company's Board must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in their chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand basic financial statements; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the board of directors of a public company.

Process for Evaluation of Director Nominees. The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our Board to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board select director nominees for shareholder approval at the applicable annual general meetings of shareholders based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the Board should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company's activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee's qualifications and accomplishments and whether they complement the Board's existing strengths;

•	the nominee's leadership, strategic, or policy setting experience;

•	the nominee's experience and expertise relevant to the Company's insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee's independence qualifications, as defined by NYSE listing standards;

•	the nominee's actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee's ability to represent the interests of all shareholders of the Company; and

•	the nominee's financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors of the Company

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. All communications will be compiled and summarized by the Secretary of the Company. Copies of all communications addressed to a specific director will be sent to that director. The chairman of the Board will receive copies of all communications that are not addressed to a particular director. Shareholders may also send e-mails to any of our directors via our website at www.aspen.bm.

Board Policy on Board Members' Attendance at AGMs

Directors are expected to attend the Company's annual general meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2006 (including, in this table only, options that would be exercisable by June 1, 2006) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of April 1, 2006, 95,250,401 ordinary shares were outstanding.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares(2)	Percentage of Ordinary Shares Outstanding(2)
The Blackstone Group(3) 345 Park Avenue, 31st Floor New York, NY 10154	15,663,064	16.44%
FMR Corp(4) 82 Devonshire Street Boston, MA 02109	9,518,300	9.99%
Wellington Investment Holdings (Jersey) Limited(5) 22 Grenville Street St. Helier Jersey JE4 8PX Channel Islands	7,581,532	7.66%
Credit Suisse First Boston(6) 11 Madison Avenue, 16th Floor New York, NY 10010	6,149,417	6.46%
Candover Investments plc, its subsidiaries and funds under management(7) 20 Old Bailey London EC4M 7LN United Kingdom	6,074,493	6.38%
Paul Myners(8)	306,466	*
Christopher O'Kane(9)	682,458	*
Julian Cusack(10)	235,323	*
Nicholas Bonnar(11)	81,293	*
Brian Boornazian	13,420	*
James Few(12)	67,699	*
David May(13)	108,402	*
Julian Avery(14)	—	*
Ian Cormack(15)	28,948	*
Heidi Hutter(16)	57,903	*
David Kelso	2,000	*
Prakash Melwani(17)	—	*
Norman Rosenthal(18)	33,628	*
Kamil M. Salame(19)	—	*
All directors and executive officers as a group (21 persons)	1,931,874	1.99%

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance UK Limited, 30 Fenchurch Street, London EC3M 3BD, United Kingdom. The address for Messrs. Cusack and Few is c/o Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda.

(2)	Includes the outstanding ordinary shares and, with respect to Wellington, assumes the exercise of all outstanding options on a cash basis by Wellington to purchase non-voting shares, which non-voting shares so acquired will automatically convert into ordinary shares upon issuance. With respect to the directors and officers, includes the vested options exercisable for ordinary shares.

Our Bye-Laws generally provide for voting adjustments in certain circumstances.

(3)	Includes 11,948,133 ordinary shares held by BCP Excalibur Holdco (Cayman) Limited, 906,910 ordinary shares held by BFIP Excalibur Holdco (Cayman) Limited, 547,963 ordinary shares held by BGE Excalibur Holdco (Cayman) Limited and 2,260,058 ordinary shares held by BOCP Excalibur Holdco (Cayman) Limited. Blackstone FI2 Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BCP III’’), Blackstone FI Offshore Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BOCP III’’) and Blackstone Family Investment Partnership (Cayman) III L.P., a Cayman Islands exempted limited partnership (‘‘BFIP III’’), are the sole members of BCP Excalibur Holdco (Cayman) Limited, BOCP Excalibur Holdco (Cayman) Limited, and BFIP Excalibur Holdco (Cayman) Limited, respectively. As the sole general partner of each of BCP III and BFIP III, and the sole investment general partner of BOCP III, Blackstone Management Associates III L.L.C., a Delaware limited liability company (‘‘BMA III’’), may be deemed to be the beneficial owner of 15,115,101 ordinary shares. As the sole member of BGE Excalibur II Limited, a Cayman Islands exempted limited company, which itself is the sole director and sole voting member of BGE Excalibur Holdco (Cayman) Limited, a Cayman Islands exempted limited company (‘‘BGE’’), Blackstone LR Associates (Cayman) III LDC, a Cayman Islands limited duration company (‘‘BLR III’’) may be deemed to be the beneficial owner of 547,963 ordinary shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of each of BMA III and BLR III (the ‘‘Blackstone Founding Members’’) and have the shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of the identified class of securities that may be deemed to be beneficially owned by BMA III or BLR III. As a result, the Blackstone Founding Members may be deemed to beneficially own the ordinary shares that BMA III or BLR III may be deemed to beneficially own, but they disclaim any such beneficial ownership except to the extent of their individual pecuniary interest in such ordinary shares.

(4)	As filed with the SEC on Schedule 13G by FMR Corp. on February 14, 2006, Fidelity Management & Research Company (‘‘Fidelity’’), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Adviser Act of 1940, is the beneficial owner of 8,210,200 ordinary shares, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 845,500 ordinary shares, and Fidelity International Limited is the beneficial owner of 462,600 ordinary shares.

(5)	Includes 3,800,412 ordinary shares and options to purchase 3,781,120 non-voting shares, which options have become exercisable or lapse upon the earlier occurrence of several events as further described in ‘‘Investor Options’’ in Part II, Item 5(h) of our annual report on Form 10-K for the twelve months ended December 31, 2005 filed with the SEC on March 6, 2006, and which non-voting shares will automatically convert into ordinary shares at a one-to-one ratio upon issuance. On December 22, 2005, Wellington Underwriting plc transferred its ordinary shares and options to its wholly-owned subsidiary, Wellington Investment Holdings (Jersey) Limited. Julian Avery, one of our directors, was Chief Executive Officer of Wellington until September 20, 2004 and remained an employee until September 20, 2005.

(6)	Includes 719,807 ordinary shares held by MBP III Plan Investors, L.P., 27,385 ordinary shares held by Millennium Partners II, L.P., 40,289 ordinary shares held by DLJ MB Partners III GmbH & Co. KG, 60,721 ordinary shares held by DLJ Offshore Partners III-2, C.V., 85,252 ordinary shares held by DLJ Offshore Partners III-1, C.V., 332,184 ordinary shares held by DLJ Offshore Partners III, C.V., and 4,825,649 ordinary shares held by DLJMB Overseas Partners III, C.V., which, along with all of the shareholders named in this footnote are referred to collectively as the ‘‘DLJ Related Entities.’’ Also includes 58,130 ordinary shares held by Credit Suisse Securities (USA) LLC and certain of its affiliates other than the DLJ Related Entities. Credit Suisse, a Swiss bank, owns all the voting stock of Credit Suisse Holdings (USA), Inc. (formerly Credit Suisse First Boston (USA), Inc.) (‘‘CS-USA’’). The DLJ Related Entities are direct and indirect subsidiaries of CS-USA and merchant banking funds advised by subsidiaries of CS-USA. Credit Suisse Securities (USA) LLC, one of the underwriters in our initial public offering and senior notes offering, is a direct subsidiary of CS-USA and itself does not hold any ownership interest in either CSFB Private Equity or any of the DLJ Related Entities. Affiliates of DLJ Related Entities own an approximately 1.5% interest in Montpelier Re Holdings Ltd., which is also a beneficial owner of the ordinary shares of the Company. Kamil Salame, one of our directors, is a partner of DLJ Merchant Banking Partners, the leveraged corporate private equity funds of Credit Suisse’s asset management business. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities.

(7)	Includes 681,398 ordinary shares held by Candover Investments plc, 30,996 ordinary shares held by Candover (Trustees) Limited, 133,826 ordinary shares held by Candover 2001 GmbH & Co. KG, 406,054 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 5 Limited Partnership, 97,182 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 4 Limited Partnership, 343,070 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 3 Limited Partnership, 608,511 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 2 Limited Partnership, 965,390 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 1 Limited Partnership, 552,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 6 Limited Partnership, 70,911 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 5 Limited Partnership, 100,654 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 4 Limited Partnership, 1,018,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 3 Limited Partnership, 317,982 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 2 Limited Partnership and 747,593 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 1 Limited Partnership, but excludes 16,794 ordinary shares held by Mourant & Co. Trustees Limited (‘‘Mourant’’) as trustee of The Candover 2001 Employee Benefit Trust.

(8)	Includes 100,000 ordinary shares and 206,466 ordinary shares issuable upon exercise of vested options held by Mr. Myners.

(9)	Includes 30,530 ordinary shares and 651,928 ordinary shares issuable upon exercise of vested options, held by Mr. O'Kane.

(10)	Includes 13,040 ordinary shares and 222,283 ordinary shares issuable upon exercise of vested options, held by Mr. Cusack.

(11)	The 17,620 ordinary shares held by Mr. Bonnar include 1,500 ordinary shares held by his wife, Mrs. Juliette Bonnar, 500 ordinary shares held by Mr. Bonnar as guardian for C. Bonnar, 500 ordinary shares held by Mr. Bonnar as guardian for E. Bonnar, 1,000 ordinary shares held by Mr. Bonnar as guardian for R. Bonnar and also includes 63,673 ordinary shares issuable upon exercise of vested options, held by Mr. Bonnar.

(12)	Includes 3,330 ordinary shares and 64,369 ordinary shares issuable upon exercise of vested options, held by Mr. Few.

(13)	The 6,520 ordinary shares held by Mr. May include 300 ordinary shares held by Mr. May's son Aaron Nicholas May, 300 ordinary shares held by his son Jacob Marcus May, 300 ordinary shares held by his daughter Kendra Bethany May and 300 ordinary shares held by his son Toby Sebastian May. Also includes 101,882 ordinary shares issuable upon exercise of vested options, held by Mr. May.

(14)	Mr. Avery, one of our directors, was Chief Executive Officer of Wellington until September 20, 2004 and remained an employee until September 20, 2005. As Chief Executive Officer and a director of Wellington, Mr. Avery had the ability to influence voting and investment decisions over the securities beneficially owned by Wellington.

(15)	Includes 2,170 ordinary shares and 26,778 ordinary shares issuable upon exercise of vested options held by Mr. Cormack.

(16)	Ms. Hutter, one of our directors, is the beneficial owner of 870 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 3,470 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 53,563 ordinary shares.

(17)	Mr. Melwani, one of our directors, is a Senior Managing Director in the Private Equity Group of Blackstone. Mr. Melwani disclaims beneficial ownership of any of the ordinary shares or options held by Blackstone. The business address of Mr. Melwani is c/o The Blackstone Group L.P., 345 Park Avenue, 31st Floor, New York, NY 10154.

(18)	Includes 6,850 ordinary shares and 26,778 ordinary shares issuable upon exercise of vested options held by Dr. Rosenthal. Dr. Rosenthal, one of our directors, was nominated by Blackstone and appointed by the Board. Dr. Rosenthal disclaims beneficial ownership of any of the ordinary shares held by Blackstone. The business address of Dr. Rosenthal is c/o Norman L. Rosenthal & Associates, Inc., 415 Spruce Street, Philadelphia, PA 19106.

(19)	Mr. Salame, one of our directors, is a Managing Director in the asset management business of Credit Suisse, of which the DLJ Related Entities are a part. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities and Credit Suisse Securities (USA) LLC and its affiliates. The business address of Mr. Salame is c/o DLJ Merchant Banking Partners, Credit Suisse First Boston Private Equity, Eleven Madison Avenue, 16th Floor, New York, NY 10010.

PERFORMANCE GRAPH

The following graph compares cumulative return on our ordinary shares, including reinvestment of dividends of our ordinary shares, to such return for the Standard & Poor's (‘‘S&P’’) 500 Composite Stock Price Index and S&P's Super Composite Property-Casualty Insurance Index, for the period commencing December 4, 2003 and ending on December 30, 2005, assuming $100 was invested on December 4, 2003. The measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar month during the period from December 4, 2003 through December 30, 2005. As depicted in the graph below, during this period, the cumulative total return (1) on our ordinary shares was 1.17%, (2) for the S&P 500 Composite Stock Price Index was 21.06% and (3) for the S&P Super Composite Property-Casualty Insurance Index was 36.59%.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 calls for a vote FOR the re-election of Messrs. Paul Myners, Julian Cusack and Dr. Norman Rosenthal as Class II directors at the Annual General Meeting. If elected, each of Messrs. Paul Myners, Julian Cusack and Dr. Norman Rosenthal will serve for a three-year term expiring at the Company's annual general meeting of shareholders in 2009 or until their successors are elected and qualified.

Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
EACH OF THE NOMINEES FOR CLASS II DIRECTOR.

APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

Proposal No. 2 calls for a vote FOR the appointment of KPMG Audit Plc as the Company's independent registered public accounting firm. On February 15, 2006, the Audit Committee selected, subject to appointment by the Company's Shareholders, KPMG Audit Plc to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2006. KPMG Audit Plc has served as the Company's independent auditor since 2002.

A representative of KPMG Audit Plc is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by KPMG Audit Plc

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2005 and 2004 by KPMG Audit Plc, the Company's principal accounting firm.

	Twelve months ended December 31, 2005	Twelve months ended December 31, 2004
	($ in thousands)
Audit Fees (a)	$1,791.8	$1,612.5
Audit-Related Fees (b)	760.3	403.6
Tax Fees (c)	—	111.0
All Other Fees (d)	—	—
Total Fees	$2,552.1	$2,127.1

(a)	Audit fees related to the audit of the Company's financial statements for the twelve months ended December 31, 2005 and 2004, the review of the financial statements included in our quarterly reports on Form 10-Q during 2005 and 2004 and for services that are normally provided by KPMG Audit Plc in connection with statutory and regulatory filings for the relevant fiscal years.

(b)	Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company's financial statements (other than the audit fees disclosed above).

(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.

(d)	All other fees relate to fees billed to the Company by KPMG Audit Plc for all other non-audit services rendered to the Company.

Our Audit Committee pre-approved payment for specified non-audit services by KPMG Audit Plc in 2005 subject to a $500,000 limit. The pre-approved services include: audit services, such as financial statement audits; audit-related services, such as comfort letters issuance and review of securities offering documents; and other permitted non-audit services, such as advice with proposed legislation and information technology. No expenditure may exceed the dollar limits without the separate specific approval of the Audit Committee. The Audit Committee Charter is attached to this Proxy Statement as Appendix III.

The Audit Committee has considered whether the provision of non-audit services by KPMG Audit Plc is compatible with maintaining KPMG Audit Plc's independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent with and compatible with KPMG Audit Plc maintaining its independence. The Audit Committee approved all services that were provided by KPMG Audit Plc.

Votes Required

Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE APPOINTMENT OF
KPMG AUDIT PLC AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

AMENDMENTS TO THE BYE-LAWS OF THE COMPANY

(Proposal No. 3)

Proposal No. 3 calls for a vote FOR the amendment to our Bye-Laws. The Board unanimously determined at its meeting held on February 16, 2006 that it is in the best interests of the Company and its shareholders to amend Bye-Law 87 to require directors who are 70 years of age or older to stand for re-election each year, rather than the current three-year term applicable to all directors.

Below in bold are the proposed amendments to Bye-Law 87:

87.	The Directors shall be divided by the Board into three classes, designated Class I, Class II and Class III. The terms of the initial Directors shall be as follows (i) Directors initially designated as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting of Shareholders following the Investment Date, (ii) Directors initially designated as Class II Directors shall serve for an initial term ending on the fourth annual general meeting following the Investment Date, and (iii) Directors initially designated as Class III Directors shall serve for an initial term ending on the fifth annual general meeting following the Investment Date. After the expiration of the respective terms of the initial Directors as set forth above, Directors of each class shall be elected by the Shareholders and shall serve a term ending on the date of the third annual general meeting of Shareholders next following the annual general meeting at which such Director was elected. Notwithstanding the foregoing, directors who are 70 years or older shall be elected every year and shall not be subject to a three-year term. In addition, notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected or until such Director is removed from office pursuant to Bye-Law 89 or such office is otherwise vacated. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

Votes Required

Proposal No. 3 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE ADOPTION OF THE
PROPOSED AMENDMENT TO THE BYE-LAWS.

PROPOSAL FOR ADOPTION OF THE
2006 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(Proposal No. 4)

Proposal No. 4 calls for a vote FOR the adoption of the Company’s 2006 Stock Option Plan for non-employee directors (the ‘‘2006 Stock Option Plan’’). The Board unanimously determined at its meeting held on February 16, 2006 that it is in the best interests of the Company and its shareholders to adopt the 2006 Stock Option Plan.

The full text of the 2006 Stock Option Plan is attached to this Proxy Statement as Appendix I. The following summary of the 2006 Stock Option Plan is qualified in its entirety by the provisions of such text.

General. Our Board approved the 2006 Stock Option Plan, subject to shareholder approval on April 10, 2006. The 2006 Stock Option Plan is intended to benefit our shareholders by assisting the Company in recruiting and retaining the services of non-employee directors and motivating such non-employee directors through the granting of share-based incentive awards. The shares delivered under the 2006 Stock Option Plan are our ordinary shares. The shares may be shares that have been authorized but not yet issued or shares we previously issued and have reacquired. Additional information about the 2006 Stock Option Plan follows.

Purpose. The 2006 Stock Option Plan provides for the granting of options (the ‘‘Options’’) to non-employee directors of the Company and its affiliates.

Administration. The 2006 Stock Option Plan may be administered by our Board or by a committee of our Board consisting solely of at least two individuals who, if Section 16 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), is applicable, qualify as ‘‘Non-Employee Directors’’ under Exchange Act Rule 16b-3, as determined by our Board. References herein to the ‘‘Committee’’ are to the Board or such committee, as the case may be, in its capacity as 2006 Stock Option Plan administrator. The Committee interprets the 2006 Stock Option Plan, establishes rules and regulations for the 2006 Stock Option Plan's administration, determines who will receive Options and establishes the terms of the Options.

Share Limit. The total number of shares that may be issued under the 2006 Stock Option Plan is 400,000. The issuance of shares or the payment of cash upon the exercise of an Option or in consideration of the cancellation or termination of an Option shall reduce the total number of shares that may be issued under the 2006 Stock Option Plan. Shares that are subject to Options that are forfeited, cancelled, expire, terminate or lapse without payment of consideration will not reduce the total number of shares that may be issued under the 2006 Stock Option Plan. In the event of any share split, share dividend, reorganization, recapitalization, merger, consolidation, spin-off or other such change in our capitalization, the Committee has the discretion to make adjustments to (i) the number or kind of shares authorized for issuance or covered by outstanding Options, (ii) the exercise price of options, (iii) the maximum number of shares for which Options may be granted in any calendar year and/or (iv) any other affected terms of such Options in order to prevent dilution or enlargement of benefits.

Change in Control. In the event of a change in control, the Committee may, but shall not be obligated to, (A) with respect to any Option, accelerate or vest with respect to, all or any portion of an Option or (B) cancel Options for fair value (as reasonably determined in the discretion of the Committee) which may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of the Company's ordinary shares subject to such Options (or, if no consideration is paid in any such transaction, the fair market value of the Company's ordinary shares subject to such Options) over the aggregate exercise price of such Options or (C) provide for the issuance of substitute Options that will substantially preserve the otherwise applicable terms of any affected Options previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the change in control, such Options shall be exercisable as to all of the

Company's ordinary shares subject thereto and that upon the occurrence of the change in control, such Options shall terminate and be of no further force and effect.

Limitation on Transferability of Awards. Except as otherwise provided in an award agreement or by the Committee, Options may not be transferred or assigned other than (a) by will or the laws of descent and distribution and (b) if permitted by the Committee in its sole discretion, an Option may be granted directly or transferred to the employer of a non-employee director if such non-employee director is obligated to transfer any compensation received as a non-employee director to his or her employer. Options exercisable after the death of Options recipients may be exercised by their legatees, personal representatives or distributees.

Resale Restrictions. The ordinary shares that may be issued under the 2006 Stock Option Plan may not be resold except in compliance with the terms, conditions and restrictions set forth in our bye-laws and applicable securities laws. Shares acquired pursuant to the 2006 Stock Option Plan by one of our ‘‘affiliates,’’ as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), may be resold only pursuant to the registration requirements of that act or an applicable exemption therefrom. In addition, acquisitions and dispositions of our ordinary shares or derivative securities by persons subject to Section 16 of the Exchange Act within any period of less than six months, may permit us to recapture any profit from such transactions pursuant to Section 16(b) of that act. Although Section 16 does not apply as of the date of this proxy statement, it may apply in the future and would apply if the Company no longer qualifies as a ‘‘foreign private issuer’’ under the U.S. securities laws.

Expiration, Amendment and Termination of the Plan and Awards. No Awards may be granted under the 2006 Stock Option Plan after April 9, 2016. Our Board or the Committee may amend or terminate the 2006 Stock Option Plan at any time, except under certain circumstances where shareholder approval would be required for any amendment that would increase the number of shares that may be delivered under the 2006 Stock Option Plan or that would permit the reduction of the exercise price of options (except for reductions in connection with anti-dilution adjustments made in connection with stock splits, reorganizations or similar events, as described above). The 2006 Stock Option Plan also gives the Committee the authority to waive the terms and conditions of outstanding Options; provided, however, that the Options recipients’ consent is required of any amendment that would adversely affect the Options recipients' rights under an outstanding Option.

Certain U.S. Federal Income Tax Consequences. The following is a brief description of the U.S. federal income tax consequences of the 2006 Stock Option Plan and Options that may be granted under the 2006 Stock Option Plan. It assumes that Options recipients are U.S. citizens or are resident in the U.S. For purposes of this section, (i) ‘‘Affiliate’’ means any of our direct or indirect subsidiaries, (ii) a ‘‘U.S. Affiliate’’ means any Affiliate that is domiciled or has an office in the United States, and (iii) a ‘‘Foreign Affiliate’’ means any other Affiliate. In general, we and our Foreign Affiliates will not be subject to U.S. federal income tax unless we or they engage in a trade or business in the United States. We and our Foreign Affiliates, other than Aspen Re, endeavor to operate and intend to continue operating so that we and they will not be engaged in a trade or business in the United States or have an office or fixed place of business in the United States. Our U.S. Affiliates are U.S. corporations and, consequently, are U.S. taxpayers.

This summary does not address every tax consideration. This summary is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant with respect to the 2006 Stock Option Plan.

The grant of Options does not result in any U.S. federal income tax consequences for us or our Affiliates.

If Award recipients have been granted an option under the 2006 Stock Option Plan and they are non-employee directors of one of our U.S. Affiliates, we consider such Options recipients to be ‘‘U.S. grantees.’’ As U.S. grantees, if Options recipients recognize ordinary income from the exercise of an Option, the U.S. Affiliate for which Options recipients perform services should be entitled to a U.S. federal income tax deduction in the amount of the ordinary income Options recipients recognized.

The U.S. Affiliate will report to the Internal Revenue Service (‘‘IRS’’) any ordinary income a U.S. grantee realizes by reason of the exercise of an Option. If Options recipients are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes.

If Options recipients have been granted Options under the 2006 Stock Option Plan but are not U.S. grantees, any income recognized will not be reported to the IRS.

Votes Required

Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE
APPROVAL OF THE 2006 STOCK OPTION PLAN.

RESOLUTIONS FOR ASPEN INSURANCE UK LIMITED (‘‘ASPEN RE’’)

(Proposals No. 5, 6 and 7)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 5 calls for a vote on a resolution proposed by the Company in respect of Aspen Re, an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Paul Myners, Christopher O'Kane, Ian Campbell, Ian Cormack, Marek Gumienny, Richard Keeling, David May, Ms. Sarah Davies and Ms. Heidi Hutter as company directors to the board of directors of Aspen Re.

Biographical information relating to the directors under Proposal No. 5 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 6 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company's representatives or proxies to vote FOR:

i) in place of the authority given in Article 4(B) of Aspen Re's articles of association, the directors of Aspen Re are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Re Resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Re at the date of the Aspen Re Resolution;

ii) the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Re at the date of the Aspen Re Resolution; and

iii) at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Re may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen Re's articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Re's authorized share capital requires the grant of a general power of allotment by Aspen Re's shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 7 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Re for the fiscal year ending December 31, 2006, to hold office from the conclusion of Aspen Re's annual general meeting to the conclusion of the next annual general meeting of Aspen Re and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Votes Required

Proposals No. 5, 6 and 7 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS
PROPOSED BY THE COMPANY IN RESPECT OF ASPEN RE.

RESOLUTIONS FOR ASPEN INSURANCE UK SERVICES LIMITED (‘‘ASPEN SERVICES’’)

(Proposals No. 8, 9 and 10)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 8 calls for a vote on a resolution proposed by the Company in respect of Aspen Services, an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Christopher O'Kane, Julian Cusack, Ian Campbell, David May and Ms. Sarah Davies as company directors to the board of directors of Aspen Services.

Biographical information relating to the directors under Proposal No. 8 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company’’ and ‘‘— Executive Officers of the Company.’’

Proposal No. 9 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company's representatives or proxies to vote FOR:

i) in place of the authority given in Article 4(B) of Aspen Services' articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Services Resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services Resolution;

ii) the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution; and

iii) at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen Services' articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Services' authorized share capital requires the grant of a general power of allotment by Aspen Services' shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 10 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Services for the fiscal year ending December 31, 2006, to hold office from the conclusion of Aspen Services' annual general meeting to the conclusion of the next annual general meeting of Aspen Services and to grant authority to the

Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Votes Required

Proposals No. 8, 9 and 10 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN SERVICES.

RESOLUTIONS FOR ASPEN (UK) HOLDINGS LIMITED (‘‘ASPEN (UK) HOLDINGS’’)

(Proposals No. 11, 12 and 13)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 11 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings, a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Christopher O'Kane, Julian Cusack, Ian Campbell and Ms. Sarah Davies as company directors to the board of directors of Aspen (UK) Holdings.

Biographical information relating to the directors under Proposal No. 11 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company’’ and ‘‘— Executive Officers of the Company.’’

Proposal No. 12 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company's representatives or proxies to vote FOR:

i) in place of the authority given in Article 4(B) of Aspen (UK) Holdings' articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at that date;

ii) the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the resolution; and

iii) at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen (UK) Holdings' articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen (UK) Holdings' authorized share capital requires the grant of a general power of allotment by Aspen (UK) Holdings' shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 13 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2006, to hold office from the conclusion of Aspen (UK) Holdings' annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Votes Required

Proposals No. 11, 12 and 13 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN (UK) HOLDINGS.

RESOLUTIONS FOR AIUK TRUSTEES LIMITED (‘‘AIUK TRUSTEES’’)

(Proposals No. 14, 15, 16, and 17)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 14 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees, an indirect wholly-owned company organized under the laws of England and Wales which administers Aspen Re’s pension plan, as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Ian Campbell, David Curtin, David May, Robert Mankiewitz and Christopher Woodman as company directors to the board of directors of AIUK Trustees.

Biographical information relating to the directors under Proposal No. 14 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 15 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company's representatives or proxies to vote FOR:

i) in place of the authority given in Article 3(d) of AIUK Trustees' articles of association, the directors of AIUK Trustees are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of AIUK Trustees at that date;

ii) the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of AIUK Trustees at the date of the resolution; and

iii) at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of AIUK Trustees may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of AIUK Trustees' articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from AIUK Trustees' authorized share capital requires the grant of a general power of allotment by AIUK Trustees' shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 16 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of AIUK Trustees for the fiscal year ending December 31, 2006, to hold office from the conclusion of AIUK Trustees' annual general meeting to the conclusion of the next annual general meeting of AIUK Trustees and to grant authority to the

Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm;

Proposal No. 17 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company's representatives or proxies to vote FOR the amendment and replacement of AIUK Trustees' articles of association with immediate effect by deleting the same in their entirety and replacing them wtih AIUK Trustees new articles of association set out in Appendix II.

The Board proposes to amend and replace AIUK Trustees' articles of association to ensure that the articles of association of our Non-U.S. Subsidiaries are consistent with the Company's Bye-Laws.

Votes Required

Proposals No.14, 15, and 16 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 17 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF AIUK TRUSTEES.

RESOLUTIONS FOR ASPEN INSURANCE LIMITED (‘‘ASPEN BERMUDA’’)

(Proposals No. 18 and 19)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 18 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda, a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Christopher O'Kane, Julian Cusack, James Few, David Skinner, Ms. Sarah Davies and Ms. Kate Vacher as company directors for election to the board of directors of Aspen Bermuda for 2006 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2006 and to fix the remuneration of such directors.

Biographical information relating to the directors under Proposal No. 18 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 19 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company's representatives or proxies to vote FOR the appointment of KPMG as the auditor of Aspen Bermuda for fiscal year ended December 31, 2006 and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Votes Required

Proposals No. 18 and 19 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN BERMUDA.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,

Heather Kitson Secretary

Hamilton, Bermuda

April 17, 2006
* * * * * * *

The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended December 31, 2005, is being mailed concurrently with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies. This Proxy Statement differs in some respects from a proxy statement required to be filed by a U.S. domestic issuer because the Company is a ‘‘foreign private issuer’’. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2005. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, Attn: Company Secretary. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.bm.

Appendix I

ASPEN INSURANCE HOLDINGS LIMITED
2006 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose of the Plan

The purpose of the Plan is to provide ownership of the Company's shares to non-employee members of the Board in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.

2.	Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

(a)	‘‘Act’’ means The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	‘‘Affiliate’’ means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	‘‘Beneficial Owner’’ means a ‘‘beneficial owner,’’ as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have ‘‘beneficial ownership’’ of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

(d)	‘‘Board’’ means the Board of Directors of the Company.

(e)	‘‘Change in Control’’ means,

(i) at any time that the Investors (as defined below) are the Beneficial Owners of 33.33% or more of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

(A) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group (other than (x) any subsidiary (as defined below) of the Company or (y) any entity which is a holding company (as defined below) of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (I) any acquisition directly from the Company, (II) any acquisition by the Company, or (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(C) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; and

(ii) at any time that the Investors (as defined below) are the Beneficial Owners of less than 33.33% of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

(A) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

(C) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be referred to for purposes of this subsection (e)(ii) as the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A of the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) ‘‘Investors’’ shall mean The Blackstone Group, Wellington Underwriting plc, Candover Partners Limited, Credit Suisse First Boston Private Equity, Montpelier Re Holdings Ltd., 3i Group plc, Olympus Partners and Phoenix Equity Partners or their respective Affiliates; (ii) ‘‘subsidiary’’ shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (iii) ‘‘holding company’’ shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

(f)	‘‘Code’’ means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	‘‘Committee’’ means the Committee, as specified in Section 4, appointed by the Board.

(h)	‘‘Company’’ means Aspen Insurance Holdings Limited, a Bermuda corporation.

(i)	‘‘Effective Date’’ means the date the Board approves the Plan.

(j)	‘‘Fair Market Value’’ means the average of the high and low prices for Shares traded on the New York Stock Exchange on the date of the grant of such Option or if no Shares are traded on that day, on the next preceding day on which the Shares were traded on the New York Stock Exchange.

(k)	‘‘Group’’ means a ‘‘group,’’ as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(l)	‘‘Option’’ means a share option granted pursuant to Section 6.

(m)	‘‘Option Price’’ means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(n)	‘‘Participant’’ means a non-employee member of the Board or the board of directors of an Affiliate who is selected by the Committee to participate in the Plan. To the extent that the Committee determines it is necessary or desirable to grant an Option directly to the employer of a non-employee director pursuant to Section 10, such employer will be deemed to be the Participant.

(o)	‘‘Person’’ means a ‘‘person,’’ as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(p)	‘‘Plan’’ means the Aspen Insurance Holdings Limited 2006 Stock Option Plan for Non-Employee Directors.

(q)	‘‘Service’’ means a Participant’s service as a non-employee member of the Board or the board of directors of an Affiliate.

(r)	‘‘Shares’’ means ordinary shares, par value £0.01 per share, in the capital of the Company.

(s)	‘‘Subsidiary’’ means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.	Shares Subject to the Plan

The total number of Shares that may be issued pursuant to Options granted under the Plan is 400,000. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The issuance of Shares upon the exercise of an Option shall reduce the total number of Shares available under the Plan. Shares that are (a) subject to Options (or portions thereof) that are forfeited, are cancelled, or expire, terminate or lapse unexercised or (b) held back by the Company upon exercise of an Option to cover the Option Price or tax withholding, as applicable, shall not be treated as having been issued under the Plan.

4.	Administration

(a)	The Plan shall be administered by the full Board or such committee as the Board shall select consisting solely of two or more members of the Board who, during any period the Company is subject to Section 16 of the Act, are intended to qualify as ‘‘Non-Employee Directors’’ within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Board or any such committee, as the case may be, shall be referred to as the ‘‘Committee’’ for purposes of this Plan and any Option agreement. To the extent a Committee other than the Board administers the Plan, the members of such Committee shall be appointed from time to time by and shall serve at the discretion of, the Board.

(b)	Subject to the provisions of the Plan, the Committee shall have the full power and authority to grant, and establish the terms and conditions of, any Option to any person eligible to be a Participant. The Committee may amend the terms and conditions of outstanding Options; provided, however, that no such amendment that would adversely affect a Participant's rights with respect to an Option may be made without the prior written consent of the Participant.

(c)	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)	The Company shall have the power and right, prior to the delivery of Shares pursuant to an Option, to deduct or withhold, or require a participant to remit to the Company (or an Affiliate), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Option. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not result in a negative accounting impact).

5.	Limitations

(a)	No Option may be granted under the Plan after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.

(b)	Without the approval of the shareholders of the Company, the Company shall not adjust an Option or exchange an Option with another Option if it would result in an Option with a lower Option Price (except for adjustments pursuant to Section 7 of the Plan).

6.	Terms and Conditions of Options

Options granted under the Plan shall be nonqualified stock options for United States federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted (except to the extent the Option Price is adjusted pursuant to Section 7 of the Plan).

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 12.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods (subject in each case to such conditions or restrictions as the Committee may prescribe): (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in Shares; (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (v) by such other means as the Committee may prescribe. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee.

(d)	Attestation. Wherever in this Plan or any agreement evidencing an Option, a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, amalgamation, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under this Plan as to (i) the number or kind of Shares or other securities that may be issued pursuant to the Plan or outstanding Options, (ii) the Option Price of any outstanding Option and/or (iii) any other affected terms of such Options.

(b)	Change in Control. In the event of a Change in Control, the Committee may, but shall not be obligated to, (A) with respect to any Option, accelerate or vest with respect to, all or any portion of an Option or (B) cancel Options for fair value (as reasonably determined in the discretion of the Committee) which may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options or (C) provide for the issuance of substitute Options that will substantially preserve the otherwise applicable terms of any affected Options previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

8.	No Right to Service or Options

The granting of an Option under the Plan shall impose no obligation on the Company or any Affiliate to continue the Service of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

9.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

10.	Transferability of Options

Unless otherwise determined by the Committee, an Option shall not be transferable or assignable, provided, however, that (a) an Option may be transferred or assigned by will or by the laws of descent and distribution, and, (b) if permitted by the Committee in its sole discretion, an Option may be granted directly or transferred to the employer of a non-employee director if such non-employee director is obligated to transfer any compensation received as a non-employee director to his or her employer. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

11.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (i) increase the total number of Shares that may be issued under the Plan, (ii) reduce the Option Price of an Option (except to the extent the increase in Shares or reduction in Option Price is made in connection with an adjustment under Section 7 of the Plan), or (iii) require shareholder approval under any applicable New York Stock Exchange listing standards or any applicable rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which Shares are listed or any other applicable laws, and (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Option theretofore granted to such Participant under the Plan.

12.	Requirements of Law; International Participants

The Committee may, in its sole discretion, amend the terms of the Plan or Options in order (i) to comply with United States federal law or the rules of any securities exchange in the United States or (ii) with respect to Participants who reside or work outside the United States of America, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

13.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

14.	Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, this Plan or an Option granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

15.	Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Options granted under the Plan comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the United States Department of the

Treasury or the Internal Revenue Service (‘‘Section 409A’’). Any provision that would cause the Plan or any Option granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

16.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

Appendix II

Company No. 4785892

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

AIUK TRUSTEES LIMITED

PRELIMINARY

1.	(A)	The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 (as amended) (‘‘Table A’’) apply to the Company except to the extent that they are excluded or modified by these articles.

(B)	The regulations of Table A numbered 24, 38, 60, 61, 64, 73, 74, 75, 76, 77, 78, 79, 80, 81, 82, 90, 94, 95, 96, 97, 98, 115 and 118 do not apply. The regulations of Table A numbered 37, 46, 53, 57, 59, 62, 65, 66, 67, 68, 72, 84, 88, 110, 112 and 116 are modified. The regulations of Table A numbered 88, 91 and 93 are excluded if and for so long as there is a sole director of the Company. The regulation of Table A numbered 89 is modified if and for so long as there is a sole director of the Company. The regulations of Table A numbered 40 and 54 are modified if and for so long as the Company has only one member. Subject to these exclusions and modifications, and in addition to the remaining regulations of Table A, the following are the articles of association of the Company.

(C)	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

PRIVATE COMPANY

2.	The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

SHARE CAPITAL

3.	The authorised share capital of the Company at the date of incorporation of the Company is £1,000 divided into 1,000 ordinary shares of £1 each.

4.	(A)	Subject to the provisions of the Act, the directors have general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital) to such persons, at such times and on such terms and conditions as the directors may decide but no share may be issued at a discount.

(B)	The directors have general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of incorporation of the Company unless previously renewed, varied or revoked by the Company in general meeting.

(C)	The maximum amount of relevant securities which may be allotted pursuant to the authority conferred by paragraph (B) is the amount of the authorised but as yet unissued share capital of the Company at the date of incorporation of the Company.

(D)	By the authority conferred by paragraph (B), the directors may before the authority expires make an offer or agreement which would or might require relevant securities of the Company to be allotted after it expires and may allot relevant securities in pursuance of that offer or agreement.

5.	The pre-emption provisions of section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act do not apply to any allotment of the Company's equity securities.

TRANSFERS

6.	(A)	Subject to article 6(B) below, the directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully paid share or a share on which the Company has a lien.

(B)	Notwithstanding the provisions of article 6(A) above and any other provision of these articles, the directors shall not refuse to register any transfer of shares nor may they suspend the registration of any transfer of shares where the transfer is to a bank or other financial institution to which the relevant shares have been charged by way of security or to any other person as such bank or financial institution shall select in accordance with the instrument creating such security. A certificate signed by any official of such bank or other financial institution stating that the relevant shares are so charged and that a transfer is executed in accordance with such instrument shall be conclusive evidence of those facts.

GENERAL MEETINGS

7.	Regulation 37 of Table A is modified by the deletion of the words ‘‘eight weeks’’ and the substitution for them of the words ‘‘28 days’’ and shall be read and construed as if the last sentence were omitted therefrom.

NOTICE OF GENERAL MEETINGS

8.	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution must be called by at least 21 clear days' notice. All other extraordinary general meetings must be called by at least 14 clear days' notice but a general meeting may be called by shorter notice if it is so agreed:

(a)	in the case of an annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote at that meeting; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or (ii) if no such elective resolution is in force, a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

The notice must specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, must specify that the meeting is an annual general meeting.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice must be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

PROCEEDINGS AT GENERAL MEETINGS

9.	A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:

(a)	by the chairman; or

(b)	by at least three members having the right to vote at the meeting; or

(c)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand by a person as proxy for a member shall be the same as a demand by the member and regulation 46 of Table A is modified accordingly.

10.	Regulation 53 of Table A is modified by the addition at the end of the following sentence: ‘‘If a resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly’’.

VOTES OF MEMBERS

11.	Regulation 57 of Table A is modified by the inclusion after the word ‘‘shall’’ of the phrase "unless the directors otherwise determine’’.

12.	Regulation 59 of Table A is modified by the addition at the end of the following sentence: ‘‘Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.’’

13.	An instrument appointing a proxy must be in writing in any usual form or in any other form which the directors may approve and must be executed by or on behalf of the appointor.

14.	Regulation 62 of Table A is modified by the substitution in paragraph (a) of the words ‘‘at any time’’ in place of ‘‘not less than 48 hours’’, by the substitution in paragraph (aa) of the words ‘‘at any time’’ in place of ‘‘not less than 48 hours’’ and by the substitution in paragraph (b) of the words ‘‘at any time’’ in place of ‘‘not less than 24 hours’’.

15.	A company which is a member may, by resolution of its directors or other governing body, whether or not expressed to be pursuant to any provision of the Act, authorise one or more persons to act as its representatives at a meeting or at a separate meeting of the holders of a class of shares (a ‘‘representative’’). Each representative is entitled to exercise on behalf of the company (in respect of that part of the company's holding of shares to which the authorisation relates) those powers that the company could exercise if it were an individual member. The company is for the purposes of the articles deemed to be present in person at a meeting if a representative is present. All references to attendance and voting in person shall be construed accordingly. A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

NUMBER OF DIRECTORS

16.	Unless otherwise determined by ordinary resolution, the maximum number of directors (other than alternate directors) is fifteen and the minimum number is two.

ALTERNATE DIRECTORS

17.	Subject to such person having been approved by the Financial Services Authority, if such approval is required, a director may appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director. That person need not be approved by resolution of the directors, and regulation 65 of Table A is modified accordingly.

18.	An alternate director who is absent from the United Kingdom is entitled to receive notice of all meetings of directors and meetings of committees of directors of which his appointor is a member. An alternate director may waive the requirement that notice be given to him of a meeting of directors or a committee of directors, either prospectively or retrospectively. Regulation 66 of Table A is modified accordingly.

19.	Regulation 68 of Table A is modified by the addition at the end of the following sentence: ‘‘Any such notice may be left at or sent by post or facsimile transmission to the office or another place designated for the purpose by the directors.’’

DELEGATION OF DIRECTORS' POWERS

20.	Regulation 72 of Table A is modified by the addition at the end of the regulation of the following sentence: ‘‘Where a provision of the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision must be construed as permitting the exercise of the power, authority or discretion by the committee.’’

APPOINTMENT OF DIRECTORS

21.	Subject to article 24, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

22.	The directors shall serve for such term as the members by resolution may determine, or in the absence of such determination, until the next annual general meeting of the Company or until such director’s office is otherwise vacated. Save as aforesaid, the directors are not subject to retirement by rotation. Regulations 73, 74 and 75 of Table A do not apply, and reference in regulations 67 and 84 to retirement by rotation must be disregarded.

23.	Subject to article 24, the directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 20 above as the maximum number of directors and for the time being in force. A director so appointed shall hold office only until the next following general meeting. If not reappointed at such general meeting he shall vacate office at the conclusion thereof.

24.	The appointment of a director, whether by ordinary resolution of the Company pursuant to article 21 or by resolution of the directors pursuant to article 23, shall be subject to any necessary approval of such person by the Financial Services Authority and any other regulatory requirements.

25.	No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. No special notice is required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office at any time because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

26.	The office of a director is vacated if:

(a)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or

(d)	he resigns his office by notice to the Company; or

(e)	he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors provided immediately before such removal from office pursuant to this article 26(e), the Company has at least three directors; or

(f)	he is for more than six consecutive months absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and the directors resolve that his office be vacated.

REMUNERATION OF DIRECTORS

27.	The remuneration, if any, of the directors shall be determined by the board of directors of the Company and shall be deemed to accrue from day to day.

PROCEEDINGS OF DIRECTORS

28.	Regulation 88 of Table A is modified by the exclusion of the third sentence and the substitution for it of the following sentences: ‘‘Every director must receive notice of a meeting, whether or not he is absent from the United Kingdom. A director may waive the requirement that notice be given to him of a meeting of directors or a committee of directors, either prospectively or retrospectively.’’

29.	A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

30.	If and for so long as there is a sole director of the Company:

(a)	he may exercise all the powers conferred on the directors by the articles by resolution in writing signed by him or by any means permitted by the articles or the Act;

(b)	for the purpose of regulation 89 of Table A the quorum for the transaction of business is one; and

(c)	all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

31.	Without prejudice to the obligation of any director to disclose his interest in accordance with section 317 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty. The director must be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

VOTING AT A SUBSIDIARY'S GENERAL MEETING

32.	Notwithstanding any other provision of these articles to the contrary, if the Company is required or entitled to vote at a general meeting of any subsidiary of the Company which is organised under the laws of a jurisdiction outside the United States of America, the directors shall refer the subject matter of the vote to the members of the Company on a poll and seek authority from the members in a general meeting of the Company for the Company's corporate representative or proxy to vote in favour of the resolution proposed by the relevant subsidiary. The directors shall cause the Company's corporate representative or proxy to vote this Company's shares in the relevant subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to demand a poll and to vote the appropriate proportion of its shares for and the appropriate proportion of shares against the resolution proposed by the relevant subsidiary.

33.	The Company shall ensure (subject to the laws of the relevant jurisdiction) that the articles of association, bye-laws or other constitutive documents of each subsidiary of the Company organised under the laws of a jurisdiction outside the United States of America contain provisions substantially similar to articles 32 and 33 herein.

DIVIDENDS

34.	The directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

CAPITALISATION OF PROFITS

35.	The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 110 of Table A to any member in respect of a holding by him of any partly-paid shares rank for dividend, so long as those shares remain partly paid, only to the extent that those partly-paid shares rank for dividend and regulation 110 of Table A is modified accordingly.

NOTICES

36.	Regulation 112 of Table A is modified by the deletion of the last sentence and the substitution for it of the following: ‘‘A member whose registered address is not within the United Kingdom is entitled to have notices given to him at that address or at an address specified by him to which notices may be sent using electronic communications and in this article ‘‘address’’, in relation to electronic communications, includes any number or address used for the purposes of such communications.’’

37.	A notice sent to a member (or another person entitled to receive notices under the articles) by post to an address within the United Kingdom is deemed to be given:

(a)	24 hours after posting, if pre-paid as first class, or

(b)	48 hours after posting, if pre-paid as second class,

and a notice contained in an electronic communication shall be deemed to be given at the expiration of 48 hours after the time it was sent.

A notice sent to a member (or other person entitled to receive notices under the articles) by post to an address outside the United Kingdom is deemed to be given 72 hours after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators, shall be conclusive evidence that the notice was given. A notice not sent by post or using electronic communications, but left at a member's registered address is deemed to have been given on the day it was left.

38.	Regulation 116 of Table A is modified by the deletion of the words ‘‘within the United Kingdom’’.

INDEMNITY

39.	Subject to the provisions of and so far as may be consistent with the Act and every other statute and regulation in force from time to time affecting the Company (‘‘Applicable Law’’):

(i)	The Company shall indemnify a director, secretary or other officer of the Company (each an ‘‘Indemnified Person’’) out of its own funds against, and/or may exempt every secretary or other officer of the Company (other than a director) from, all liabilities incurred by the Indemnified Person to any person (including all associated costs, charges, losses and expenses) in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any civil proceedings brought by any person which relate to anything done or omitted or alleged to have been done or omitted by him as a director, secretary, or officer of the Company (as applicable) or in connection with any application under any statute for relief from liability in respect of any such act or omission, provided that such indemnity complies in all respects with the requirements and prohibitions of Applicable Law; and

(ii)	if the board of directors of the Company so determines, the Company may do anything to provide a director with funds to meet all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by that director in defending any criminal or civil proceedings brought by any person and which relate to anything done or omitted or alleged to have been done or omitted by him as a director of the Company in relation to the actual or purported execution and/or discharge of his duties as a director and/or the exercise or purported exercise of his powers as a director and/or otherwise in relation to or in connection with his duties, powers or office as a director including (without prejudice to the generality of the foregoing) all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by him in connection with any application under any statute for relief from liability in respect of any such action or omission, provided that any arrangement entered into by the Company to provide a director with funds complies in all respects with the requirements and prohibitions of Applicable Law.

40.	Without prejudice to Article 39 and subject to the provisions of Applicable Law the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body (each a ‘‘Relevant Company’’) or who are or were at any time trustees of any pension fund or employees' share plan or scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share plan or scheme.

SOLE MEMBER

41.	If and for so long as the Company has only one member:

(a)	in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and regulation 40 of Table A is modified accordingly;

(b)	a proxy for the sole member may vote on a show of hands and regulation 54 of Table A is modified accordingly;

(c)	the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and

(d)	all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

Appendix III

CHARTER OF THE AUDIT COMMITTEE

This Charter of the Audit Committee (this ‘‘Charter’’) has been adopted by the Board of Directors (the ‘‘Board’’) of Aspen Insurance Holdings Ltd. (the ‘‘Company’’). The Audit Committee (the ‘‘Committee’’) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

Purpose

The purpose of the Committee is to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, including the accounting and financial reporting process of the Company and audits of the Company's financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit functions and independent auditors. The Committee shall also prepare the Committee annual report required to be included in the Company’s filings with the United States Securities and Exchange Commission (the ‘‘SEC’’). In fulfilling its purpose, the Committee shall maintain free and open communication with the Company’s independent auditors, internal auditors, and management.

Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

General Review

1.	To review major issues regarding accounting principles, policies, practices, and judgments and financial statement presentations, including (i) any significant changes to the Company’s selection or application of accounting principles, (ii) the adequacy and effectiveness of the Company’s internal controls, and (iii) any special audit steps adopted in light of material control deficiencies.

2.	To review analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.	To review the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

Financial Information Review

4.	To discuss with management and the independent auditors the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and underlying estimates in its financial statements.

5.	To discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under ‘‘Management’s Discussion and Analysis of Financial Conditions and Results of Operations,’’ together with the results of the independent auditors’ review prior to filing or distribution.

6.	To review and discuss with management earnings press releases, paying particular attention to any use of ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP information.

7.	To discuss with management and the independent auditors the types of information to be disclosed and presentations to be made in earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

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Internal Controls

8.	To review, or oversee the review of, internal audit functions that seek to ensure the appropriate control process is in place for reviewing and approving the Company’s internal transactions and accounting.

9.	To discuss with management and the independent auditors the integrity of the Company’s financial reporting processes and controls, including policies and guidelines with respect to risk assessment and risk management and the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

10.	To periodically discuss with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance of the internal audit function, and the adequacy and effectiveness of the Company’s internal controls.

11.	To discuss periodically with the Company’s CEO and CFO (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, (ii) any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and (iii) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

12.	To obtain and review, and discuss with management, management’s annual report on internal control over financial reporting;

13.	To obtain and review, on an annual basis, a formal written report from the independent auditors describing (i) the auditing firm’s internal quality control procedures, (ii) any material issues raised within the preceding five (5) years by the auditing firm’s internal quality-control reviews, peer reviews, or any governmental or other inquiry or investigation relating to any independent audit conducted by the auditing firm, and the steps taken to address such issues, and (iii) all relationships between the independent auditors and the Company.

Independent Auditors

14.	To appoint, retain, compensate, and oversee the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. To approve, or, in the alternative, to establish and periodically review pre-approval policies and procedures for, all audit engagement fees and terms, including the retention of the independent auditors for any significant permissible non-audit engagement. The Committee may terminate the independent auditors in its sole discretion. The Committee may also take into account the opinions of management in its dealings with the independent auditors.

15.	To annually evaluate the experience, qualifications, performance and independence of the independent auditors, including their lead partners. To assure the regular rotation of the audit partners, including the lead and concurring audit partners, as required by applicable laws, rules and regulations. To consider whether there should be regular rotation of the independent auditors. The Committee may take into account the opinions of management and the internal auditors in its evaluation of the independent auditors. The Committee will present its conclusions regarding the independent auditor to the Board.

16.	To review with the independent auditors any audit problems or difficulties, together with management’s responses, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management.

17.	To discuss the results of the year-end audit with the independent auditors and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

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18.	To discuss with the independent auditors prior to the filing of the audit report with the SEC (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by the accounting firm, and (iii) other material written communications between the accounting firm and management.

19.	To review the independent auditors’ audit plan, including its scope, staffing, locations, reliance upon management, and general audit approach.

20.	To discuss with the independent auditors the quality of the Company’s financial and auditing personnel.

Legal Compliance and Complaints

21.	To review with the Company’s counsel on an annual basis, or more frequently as circumstances dictate, any legal matters that could have a significant impact on the Company’s financial statements or the Company’s compliance with applicable laws and regulations, any breaches of fiduciary duties, and inquiries received from regulators or governmental agencies.

22.	To review with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports and employee complaints concerning financial matters which raise material issues regarding the Company’s financial statements or accounting policies.

23.	To establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

24.	To investigate any assertions of improper influence on the independent auditors by any officers or directors of the Company or any person acting under their direction.

25.	To investigate and address any reports of evidence of a material violation of securities laws or breaches of fiduciary duties.

26.	To annually review and reassess the adequacy of the Company’s Code of Business Conduct and recommend changes to the Board as necessary.

27.	To review requests from directors and executive officers of the Company for waivers from the Company’s Code of Business Conduct, to make recommendations to the Board concerning such requests, and to review any required disclosures relating to such waivers.

Other Audit Committee Responsibilities

28.	To establish clear guidelines for the hiring of current or former employees of the Company’s independent auditors.

29.	To discuss with management the responsiveness of the independent auditors to the Company’s needs.

30.	To discuss with the independent auditors, and management, as appropriate, any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 not otherwise addressed in this Charter.

31.	To conduct any investigation appropriate to fulfil its responsibilities with the authority to have direct access to the independent auditors as well as anyone in the Company.

32.	To keep abreast of new accounting and reporting standards promulgated by the Public Company Accounting Oversight Board, the FASB, the SEC and other relevant standard setting bodies.

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33.	To consider and determine any proposal by management regarding the termination of the Company’s contract with the head of internal audit.

34.	To perform any other activities consistent with this Charter, the Company’s bye-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Outside Advisors

The Committee, acting by majority vote, shall have the authority to retain, at the Company’s expense, outside legal, accounting, or other advisors or experts it deems necessary to perform its duties. The Committee shall retain these advisors without seeking Board approval and shall have sole authority to approve related fees and retention terms. The Committee shall receive appropriate funding from the Company for payment of fees to outside advisors engaged by the Committee.

Annual Performance Evaluation

The Committee shall conduct an annual self-performance evaluation, including an evaluation of its compliance with this Charter. The Committee shall report on its annual self-performance evaluation to the Board and recommend to the Board any improvements to this Charter it deems necessary.

Membership and Independence Requirements

The Committee shall consist of no fewer than three (3) directors, as determined by the Board. Each Committee member shall meet the applicable independence requirements of the New York Stock Exchange, as determined by the Board, and any other requirements set forth under applicable laws, rules and regulations, subject to any applicable exceptions, exemptions or phase-in periods. All Committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one Committee member shall have accounting or related financial management expertise and at least one Committee member shall meet the requirements of an ‘‘audit committee financial expert’’ as such term is defined by the SEC. A Committee member who meets the requirements of an ‘‘audit committee financial expert’’ shall be deemed to have accounting or related financial management expertise.

Committee members shall be appointed annually by a majority vote of the Board. Each prospective Committee member shall carefully evaluate existing time demands before accepting Committee membership. No director may serve on as a Committee member if such director serves on the audit committee of more than two (2) other public companies, unless the Board expressly determines that such service would not impair that director’s ability to serve on the Committee and such determination is disclosed in the Company’s annual proxy statement. The Committee members may be removed, with or without cause, by a majority vote of the Board.

Chairman

The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee and add topics to the agenda. In the event of a tied vote, if less than the entire Committee has voted on such matter, then such matter shall be voted on by the entire Committee. If a tie persists after the entire Committee has voted on the matter, then such matter shall be voted on by the independent members of the Board of Directors, with independence being determined in accordance with applicable laws and regulations.

Meetings

The Committee shall meet at least one (1) time per quarter, or more frequently as circumstances dictate, and all Committee members shall strive to be present at all Committee meetings. The Committee meetings shall follow a set agenda established by the Committee.

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Only the chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting. A majority of the Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall meet in person at least two (2) times per year. All meetings of the Committee shall take place in Bermuda or at an alternative location. Directors physically present outside Bermuda may participate in all other Committee meetings telephonically. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

The Committee should meet separately in executive sessions with management, the independent auditors, and those responsible for the internal audit functions, on a periodic basis, to discuss any matter that the Committee or any of these groups believes may warrant Committee attention.

III-5

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” each proposal listed below.					For	Against	Abstain		For	Against	Abstain		For	Withhold All	For All Except		For	Against	Abstain
				Proposal 2.				Proposal 6.				Proposal 11.				Proposal 15.
	For	Withhold All	For All Except		For	Against	Abstain		For	Against	Abstain	To withhold authority for any individual nominee under Proposal 11, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain
Proposal 1.				Proposal 3.				Proposal 7.								Proposal 16.
To withhold authority for any individual nominee under Proposal 1, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain		For	Withhold All	For All Except		For	Against	Abstain		For	Against	Abstain
				Proposal 4.				Proposal 8.				Proposal 12.				Proposal 17.
					For	Withhold All	For All Except	To withhold authority for any individual nominee under Proposal 8, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain		For	Withhold All	For All Except
				Proposal 5.								Proposal 13.				Proposal 18.
				To withhold authority for any individual nominee under Proposal 5, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain		For	Withhold All	For All Except	To withhold authority for any individual nominee under Proposal 18, write the number of each nominee you wish to withhold on the line(s) below:
Please see description of proposals on bottom portion of this card.								Proposal 9.				Proposal 14.
									For	Against	Abstain	To withhold authority for any individual nominee under Proposal 14, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain
								Proposal 10.								Proposal 19.

Signature _________________________ Date ______________ Signature _________________________ Date ______________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

↑ FOLD AND DETACH HERE ↑

Proposal 1	To re-elect Messrs. (1) Paul Myners, (2) Julian Cusack and (3) Dr. Norman Rosenthal as Class II directors of the Company.	Proposal 11	To authorize the election of Messrs. (18) Christopher O'Kane, (19) Julian Cusack, (20) Ian Campbell and (21) Ms. Sarah Davies as company directors to the board of directors of Aspen (UK) Holdings Limited.
Proposal 2	To appoint KPMG Audit Plc, London, England, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm.	Proposal 12	To authorize the directors of Aspen (UK) Holdings Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
Proposal 3	To Amend Bye-Law 87.	Proposal 13	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2006 and to hold office from the conclusion of Aspen (UK) Holdings Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.
Proposal 4	To approve the adoption of the Aspen Insurance Holdings Limited 2006 Stock Option Plan for non-employee directors.
Proposal 5	To authorize the election of Messrs. (4) Paul Myners, (5) Christopher O'Kane, (6) Ian Campbell, (7) Ian Cormack, (8) Marek Gumienny, (9) Richard Keeling, (10) David May, (11) Ms. Sarah Davies and (12) Ms. Heidi Hutter as company directors to the board of directors of Aspen Insurance UK Limited.
Proposal 6	To authorize the directors of Aspen Insurance UK Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.	Proposal 14	To authorize the election of Messrs. (22) Ian Campbell, (23) David Curtin, (24) David May, (25) Robert Mankiewitz and (26) Christopher Woodman as company directors to the board of directors of AIUK Trustees Limited.
Proposal 7	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Limited for the fiscal year ending December 31, 2006 and to hold office from the conclusion of Aspen Insurance UK Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen Insurance UK Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.	Proposal 15	To authorize the directors of AIUK Trustees Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
		Proposal 16	To authorize the appointment of KPMG as the auditor of AIUK Trustees Limited for fiscal year ended December 31, 2006 and to hold office from the conclusion of AIUK Trustees Limited’s annual general meeting to the conclusion of the next annual general meeting of the AIUK Trustees Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.
Proposal 8	To authorize the election of Messrs. (13) Christopher O'Kane, (14) Julian Cusack, (15) Ian Campbell, (16) David May and (17) Ms. Sarah Davies as company directors to the board of directors of Aspen Insurance UK Services Limited.	Proposal 17	To authorize the amendment and replacement of AIUK Trustees Limited’s articles of association so they are consistent with the Company’s Bye-Laws.
Proposal 9	To authorize the directors of Aspen Insurance UK Services Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.	Proposal 18	To authorize the election of Messrs. (27) Christopher O'Kane, (28) Julian Cusack, (29) James Few, (30) David Skinner, (31) Ms. Sarah Davies and (32) Ms. Kate Vacher as company directors to the board of directors of Aspen Insurance Limited and the authorisation of the board of directors of Aspen Insurance Limited to appoint any individual as an alternate director or as a director to fill any casual vacancy and to fix the remuneration of such directors.
Proposal 10	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Services Limited for the fiscal year ending December 31, 2006 and to hold office from the conclusion of Aspen Insurance UK Services Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen Insurance UK Services Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.	Proposal 19	To authorize the appointment of KPMG as the auditor of Aspen Insurance Limited for fiscal year ended December 31, 2006 and grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

ASPEN INSURANCE HOLDINGS LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2006

     The undersigned hereby appoints Christopher O’Kane and Julian Cusack, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held May 25, 2006, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.

     Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, c/o Mellon Investor Services LLC, attn: Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986, in the accompanying envelope, which does not require postage if mailed in the United States.

     This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR each proposal listed below and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time (U.S.)
the day prior to the day of the annual general meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ahl Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.